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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

CORPORATE OFFICE PROPERTIES TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046-2104 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC

To:	Our Shareholders
From:	Stephen E. Budorick
Subject:	Invitation to the Corporate Office Properties Trust 2017 Annual Meeting of Shareholders

        You are cordially invited to attend our 2017 Annual Meeting of Shareholders to be held on May 11, 2017 at 9:30 a.m. at 6711 Columbia Gateway Drive, First Floor Sustainability Suite, Columbia, Maryland 21046, our corporate headquarters.

        At this year's meeting, you will be asked to vote on the following:

  •
  election of nine people to our Board of Trustees;

  •
  approval of an amendment to the Amended and Restated Declaration of Trust granting shareholders the right to amend the Company's bylaws;

  •
  the ratification of PricewaterhouseCoopers LLP's appointment as our independent registered public accounting firm for the current fiscal year;

  •
  approval, on an advisory basis, of the frequency of future advisory votes on executive compensation;

  •
  approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement for this meeting; and

  •
  approval of the 2017 Omnibus Equity and Incentive Plan.

The notice of annual meeting and proxy statement accompanying this letter contain further information about these items and the meeting itself, including the different methods you can use to vote your proxy.

        In addition to the formal business to be transacted, we will make a brief presentation regarding our accomplishments in 2016 and other recent developments. You will have the opportunity at this meeting to ask questions and make comments.

        We have elected to use the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders via the Internet. We believe that these rules allow us to provide our shareholders with the information they need, while lowering the costs of printing and delivery and reducing the environmental impact of our annual meeting.

        I hope to see you at the meeting.

Stephen E. Budorick President and Chief Executive Officer

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046-2104 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com

March 27, 2017

Notice of Annual Meeting of Shareholders

Date:	Thursday, May 11, 2017
Time:	9:30 a.m.
Place:	Corporate Office Properties Trust 6711 Columbia Gateway Drive First Floor Sustainability Suite Columbia, Maryland 21046

        We will hold our 2017 Annual Meeting of Shareholders on May 11, 2017 at 9:30 a.m. at our corporate headquarters. During the Annual Meeting, we will consider and take action on proposals to:

  1.
  Elect nine Trustees;

  2.
  Approve an amendment to the Amended and Restated Declaration of Trust granting shareholders the right to amend the Company's bylaws;

  3.
  Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year;

  4.
  Approve, on an advisory basis, the frequency of future advisory votes on executive compensation;

  5.
  Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for this meeting;

  6.
  Approve the 2017 Omnibus Equity and Incentive Plan; and

  7.
  Transact any other business properly brought before the Annual Meeting.

        You may vote on these proposals if you were a shareholder of record at the close of business on March 14, 2017.

By order of the Board of Trustees,
David L. Finch Vice President, General Counsel and Secretary

PROXY STATEMENT

        This proxy is being used to permit all holders of the common shares of beneficial interest ("common shares") of Corporate Office Properties Trust (the "Company") to vote since many may be unable to attend the 2017 Annual Meeting of Shareholders (the "Annual Meeting") in person. Our Board of Trustees (the "Board") encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting. We will begin distribution and electronic availability of this proxy statement and proxy card on or about March 27, 2017.

        In accordance with the rules of the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner, we are furnishing our proxy materials (proxy statement for Annual Meeting, proxy card and 2016 Annual Report) by providing access to these materials on the Internet. Our shareholders will not receive printed copies of the proxy materials unless they request this form of delivery. Printed copies will be provided upon request at no charge.

        A Notice of Meeting and Internet Availability of Proxy Materials ("Notice of Internet Availability") will be mailed to our shareholders on or about March 27, 2017. We are providing the Notice of Internet Availability in lieu of mailing the printed proxy materials and are instructing our shareholders as to how they may: (1) access and review our proxy materials on the Internet; (2) submit their proxy; and (3) receive printed proxy materials. Shareholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis by following the instructions in the Notice of Internet Availability. We believe that providing future proxy materials by e-mail will save us some of the costs associated with printing and delivering the materials and reduce the environmental impact of our annual meetings. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the shareholder elects to terminate it.

        Our mailing address is 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046-2104 and our Internet address is www.copt.com. The information on our Internet site is not part of this proxy statement.

General Information

What will shareholders be voting on at the Annual Meeting?

  1.
  The election of nine Trustees.

  2.
  Amend the Amended and Restated Declaration of Trust to grant shareholders the right to amend the Company's Bylaws.

  3.
  The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (the "Independent Auditor") for the current fiscal year.

  4.
  Advisory vote on frequency of future advisory votes on executive compensation.

  5.
  Advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement.

  6.
  Approval of the 2017 Omnibus Equity and Incentive Plan.

  7.
  Any other business that properly comes before the Annual Meeting for a vote.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

        Common shareholders of record at the close of business on March 14, 2017 may vote at the Annual Meeting. Each share has one vote. There were 98,849,553 common shares outstanding on March 2, 2017.

How do I vote?

        You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the Annual Meeting in person, we send the Notice of Internet Availability and, if requested, proxy cards to enable all of our shareholders to vote.

What is a proxy?

        A proxy is a person you appoint to vote on your behalf. If you vote by Internet, telephone or proxy card, your shares will be voted by the identified proxies.

        You can vote in one of three ways:

  1.
  By Internet.    To vote using the Internet, go to the website listed on your Notice of Internet Availability or proxy card. You will need to follow the instructions on that website.

  2.
  By telephone.    To vote by telephone, call the toll free number listed on your Notice of Internet Availability or proxy card. You will need to follow the instructions and the prompts from the telephone voting system.

  3.
  By mail.    If you requested printed proxy materials and wish to vote by mail, simply mark, sign and date the proxy card and return it in the postage-paid envelope provided.

        If you vote by Internet or telephone, you should not return your proxy card.

        If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

How will my proxies vote my shares?

        Your proxies will vote according to your voting instructions. If you provide voting instructions but the instructions you provide do not indicate your vote on business matters, your proxies will vote as follows:

  •
  "FOR" each of the nominees for Trustee listed in Proposal 1;

  •
  "FOR" the amendment to the Amended and Restated Declaration of Trust granting shareholders the right to amend the Company's bylaws;

  •
  "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Auditor for the current fiscal year;

  •
  "1 Year" with respect to the vote, on an advisory basis, of how frequently we will submit to our shareholders for future advisory votes on executive compensation;

  •
  "FOR" approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement; and

  •
  "FOR" approval of the 2017 Omnibus Equity and Incentive Plan.

        We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Annual Meeting.

How do I revoke my proxy?

        You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

  •
  Notifying our Vice President, General Counsel and Secretary, David L. Finch, in writing at our mailing address set forth on the first page of this proxy statement, that you are revoking your proxy;

  •
  Executing a later dated proxy card;

  •
  If previous instructions were given through the Internet or by telephone, by providing new instructions by the same means; or

  •
  Attending and voting by ballot at the Annual Meeting.

Who will count the votes?

        An officer of Corporate Office Properties Trust will act as the Inspector of Election and will count the votes.

What constitutes a quorum?

        As of March 2, 2017, Corporate Office Properties Trust had 98,849,553 common shares outstanding. A majority of the outstanding shares present or represented by proxy constitutes a quorum. If you complete the voting process by Internet or telephone or sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you abstain or otherwise withhold your vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 14, 2017 until a quorum is present.

What vote is required to elect Trustees?

        Our Bylaws provide that, in an uncontested election, a nominee for Trustee is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The majority voting standard would not apply in contested elections.

        The majority voting standard will apply to the election of Trustees at the Annual Meeting. Accordingly, a nominee for Trustee will be elected if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. Broker non-votes, if any, and abstentions will not be treated as votes cast for the election of a Trustee.

        Our Board of Trustees has also adopted a resignation policy which is included in our Bylaws, under which a Trustee nominated for re-election who fails to receive the required number of votes for re-election will tender his or her resignation to our Board of Trustees for its consideration. The Nominating and Corporate Governance Committee will act on an expedited basis to determine whether it is advisable to accept the Trustee's resignation and will submit the recommendation for prompt consideration by our Board. Our Board will act on the tendered resignation within 90 days following certification of the shareholder vote and will promptly and publicly disclose its decision. The Trustee whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation. If the resignation is not accepted, the Trustee will continue to serve until the next annual meeting of shareholders and until the Trustee's successor is duly elected and qualified or until the Trustee's earlier resignation or removal. The Nominating and Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a Trustee's resignation.

What vote is required on other matters?

        In general, a majority of the votes cast at a meeting of shareholders is required to approve any other matter unless a greater vote is required by law or by the Company's Declaration of Trust. With respect to the Proposals to be voted on at the Annual Meeting, the required votes are as follows: for Proposal 2, the affirmative vote of at least two-thirds of all the votes entitled to be cast on such proposal is required to approve such proposal; for Proposals 3, 5 and 6 a majority of the votes cast on each of the proposals will be required to approve each of the proposals; and for Proposal 4, because there are three alternatives, it is possible that none of the three alternatives will receive a majority of the votes cast. However, shareholders will still be able to communicate their preference with respect to this vote by choosing from among the three alternatives. See "How Will My Vote Be Counted" for more detail on the treatment of abstentions and "broker non-votes" on Proposals 2, 3, 4, 5 and 6.

What is a broker non-vote?

        A "broker non-vote" occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How will my vote be counted?

        With respect to Proposal 1, the election of Trustees, votes may be cast for or against each nominee. You may also abstain with respect to each nominee. Because abstentions and broker non-votes are not considered votes cast, they will have no effect on the outcome of the vote on election of Trustees.

        With respect to Proposal 2, abstentions and broker non-votes will have the same effect as a vote against the proposal.

        With respect to each of Proposals 3, 4 and 5, you may abstain, and your abstention will have no effect on the outcome of the vote, because no vote will have been cast with respect to your shares. Broker non-votes will have no effect on the outcome of Proposals 3, 4 and 5, because no vote will have been cast with respect to your shares.

        With respect to Proposal 6, the approval of our 2017 Omnibus Equity and Incentive Plan, you may abstain and because this proposal is required to be approved by shareholders under the rules of the New York Stock Exchange, your abstention will be treated as a vote cast and thus will have the same effect as a vote against adoption of the plan. Broker non-votes will have no effect on the outcome of Proposal 6 because no vote will have been cast with respect to your shares.

What percentage of our common shares do the Trustees and executive officers own?

        Our Trustees and executive officers owned less than 1.0% of our outstanding common shares as of March 2, 2017. Our Trustees and executive officers beneficially owned in the aggregate approximately 0.6% of our common shares as of March 2, 2017 (see the discussion under the heading "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners" for more details).

Who is soliciting my proxy, how is it being solicited and who pays the cost?

        Our Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Broadridge Financial Solutions, Inc., our proxy distribution and tabulation agent, will be assisting us for a fee of approximately $30,000 plus out-of-pocket expenses. We pay any cost incurred for soliciting proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to be Held on May 11, 2017

        The proxy materials are available at www.copt.com under "Investor Relations," under the subheading "Annual Meeting and Proxy Materials."

When are shareholder proposals and Trustee nominations for our 2018 Annual Meeting due?

        In accordance with our Bylaws, notice relating to nominations for Trustees or proposed business to be considered at the 2018 Annual Meeting must be given no earlier than February 10, 2018, and no later than March 12, 2018. These requirements do not affect the deadline for submitting shareholder proposals for inclusion in the proxy statement for the 2018 Annual Meeting (discussed in the question and answer below), nor do they apply to questions a shareholder may wish to ask at that meeting.

When are shareholder proposals intended to be included in the proxy statement for the 2018 Annual Meeting due?

        Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with regulations adopted by the Securities and Exchange Commission. Shareholder proposals for the 2018 Annual Meeting must be submitted in writing by November 27, 2017. In addition, shareholders may wish to have a proposal presented at the 2018 Annual Meeting but not to have such proposal included in the proxy statement for the 2018 Annual Meeting. Pursuant to our Bylaws, notice of any such proposal must be received by us between February 10, 2018, and no later than March 12, 2018. If it is not received during this period, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal.

        Any shareholder proposals must be submitted to David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement. You should submit any proposal by a method that permits you to prove the date of delivery to us.

How can interested parties send communications to the Board?

        Any interested parties who wish to communicate with the members of our Board may communicate with the independent Trustees or the chairperson of any of the committees of the Board by e-mail or regular mail. Communications by e-mail should be sent to david.finch@copt.com. Communications by regular mail should be sent to the attention of the Chairperson, Audit Committee; Chairperson, Compensation Committee; Chairperson, Nominating and Corporate Governance Committee; Chairperson, Investment Committee; or, for communications intended for the independent Trustees as a group, to the Independent Trustees. In each case, the communication should be sent care of David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement.

        All communications received in accordance with this process will be reviewed by management to determine whether the communication requires immediate action. Management will transmit all communications received, or a summary of such communications, to the appropriate Trustee or Trustees. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to us or our business or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

How can interested parties obtain information regarding our Corporate Governance Guidelines?

        Our Board has adopted Corporate Governance Guidelines that set forth our policies concerning overall governance practices. These Guidelines can be found in the investor relations section of our Internet website in the subsection entitled "Corporate Governance." Our Internet website address is www.copt.com. Our Corporate Governance Guidelines are also available in print to any shareholder upon request. To the extent modifications are made to our Corporate Governance Guidelines, such modifications will be reflected on our Internet website.

Proposal 1—Election of Trustees

        Our Bylaws provide for the annual election of Trustees at the Annual Meeting of Shareholders. Our Board, at the recommendation of its Nominating and Corporate Governance Committee, has nominated nine of our current Trustees for re-election at the Annual Meeting. Each nominee has agreed to serve a one-year term. If any of the nominees is unable to stand for election, the Board may provide for a lesser number of Trustees or designate a substitute. In the latter event, shares represented by proxies will be voted for a substitute nominee.

        The following biographies set forth certain information with respect to the nominees for election as Trustees, all of whom currently serve as Trustees. These descriptions include, in the second paragraph of each, the specific experience, qualifications, attributes and skills that led the Board to nominate each of them for re-election.

        Thomas F. Brady, 67, has been Chairman of our Board since May 2013 and has been a member of our Board since January 2002. Since 2009, he has advised Opower, Inc. and served as Chairman of the Opower Advisory Board until 2016. Opower, founded in 2007 and publicly listed in 2014 (NYSE: OPWR), now part of Oracle Corporation (NYSE:ORCL), is a leading provider of customer engagement and energy efficiency cloud-based software to the utility industry. He is the former Chairman of the Board of Directors of Baltimore Gas & Electric Company ("BGE") and Executive Vice President-Corporate Strategy at Constellation Energy Group ("CEG") (NYSE: CEG), a position he assumed in 1999. Prior to 1999, Mr. Brady held various positions at BGE, including Vice President and Chief Accounting Officer. Prior to its acquisition by Exelon, CEG was a Fortune 200 company owning energy related businesses, including BGE. BGE is the largest electric and gas utility in Maryland. Mr. Brady continued to serve on the Board of Directors of BGE through 2012. He previously served as: a Trustee and Treasurer of the Board of Stevenson University; Chairman of the Maryland Public Broadcasting Commission and Maryland Public Television; and a member of the Board of Directors of the Maryland Chamber of Commerce. Mr. Brady received a BS in Accounting from the University of Baltimore and an MBA in finance from Loyola University, completed an Advanced Executive Program at Penn State University and was a Certified Public Accountant.

        Mr. Brady's extensive career in key financial and strategic executive positions at a larger public company, and experiences with privately-owned, venture capital funded start-up companies, qualifies him to lead our Board and assess our strategic initiatives, both qualitatively and quantitatively. Mr. Brady's utility operations experience and significant civic involvement also complement and enhance the perspectives which he brings to his role as Chairman of the Board.

        Stephen E. Budorick, 56, has been our President, Chief Executive Officer and a member of our Board since May 2016. Prior to becoming President and CEO of the Company, Mr. Budorick held the position of Executive Vice President and Chief Operating Officer from September 2011 to May 2016. Prior to joining the Company, Mr. Budorick served as Executive Vice President of Asset Management at Callahan Partners, LLC, a private real estate owner and developer, for five years. From 1997 to 2006, Mr. Budorick was Executive Vice President in charge of Trizec Properties, Inc.'s Central Region and from 1991 to 1997, he was Executive Vice President responsible for third-party management at Miglin Beitler Management Company. Mr. Budorick also worked in asset management at LaSalle Partners, Inc. from 1988 to 1991 and facilities management and planning at American Hospital Association from 1983 to 1988. He earned a B.S. in Industrial Engineering from the University of Illinois and an MBA in Finance from the University of Chicago.

        Mr. Budorick's experience as the President and Chief Executive Officer of the Company and his prior experience as the Company's Chief Operating Officer, as well as his depth of both operational and financial expertise, make him highly qualified to serve as a valued member of our Board. In his role as Chief Executive Officer, Mr. Budorick is a critical link between the Board and management. His experience at initiating and implementing strategic initiatives and continued engagement in the commercial real estate community are valuable assets to the Board.

        Robert L. Denton, Sr., 64, has been a member of our Board since May 1999. Mr. Denton's background includes significant real estate and finance experience. He retired as a Managing Partner of The Shidler Group in 2013, which he joined in 1994. He was responsible for the implementation of the group's new investment vehicles and companies. Mr. Denton was a co-founder of several Shidler Group sponsored companies, including First Industrial Realty Trust, Inc. (NYSE: FR) and Primus Guaranty, Ltd. (OTC: PRSG). Mr. Denton was also responsible for the structuring and execution of the initial public offering for TriNet Corporate Realty Trust. From 1991 to 1994, Mr. Denton was a Managing Director with Providence Capital, Inc., an investment banking firm that he co-founded. Mr. Denton served on the Board of Trustees of Pacific Office Property Trust, Inc. from March 2008 until January 2013. Mr. Denton received a BS in Economics and an MBA from The Wharton School at the University of Pennsylvania.

        Mr. Denton's extensive real estate and financial career, including as a senior executive in a significant private real estate investment and acquisition company, enables him to provide meaningful insight and leadership into our strategic initiatives, with specific focus on the analysis of our proposed investment, development and capital market initiatives. Mr. Denton has continued to be very informed in the arena of corporate governance from his continuing education efforts.

        Philip L. Hawkins, 61, has been a member of our Board since January 2014. Since 2006, Mr. Hawkins has been the Chief Executive Officer, President and a member of the Board of Directors of DCT Industrial Trust Inc. (NYSE: DCT), a Denver-based industrial REIT that owns, acquires, operates and develops bulk distribution and light industrial properties in high-volume distribution markets in the U.S. From 2002 to 2006, Mr. Hawkins was President and Chief Operating Officer and a member of the Board of Directors of CarrAmerica Realty Corporation (formerly NYSE: CRE, prior to its acquisition by The Blackstone Group). Also at CarrAmerica, he served as Chief Operating Officer from 1998 to 2002 and Managing Director of Asset Management from 1996 to 1998. From 1982 to 1995, Mr. Hawkins held a series of senior executive positions in real estate investment, development, leasing and management with LaSalle Partners, Ltd. (now known as Jones Lang LaSalle, Inc.). Mr. Hawkins is a member of NAREIT and serves on its Board of Governors. He received his MBA from the University of Chicago and his BA from Hamilton College.

        Mr. Hawkins' lengthy real estate career and current and past executive positions, both in the office and industrial sectors, with publicly traded companies, qualifies him to provide an experienced perspective on our strategic initiatives, to assess capital allocation and other investment decisions, as well as to evaluate compensation matters. In addition, Mr. Hawkins' existing public company board service enhances the insights he brings as a Board member.

        U.S. Rear Admiral (Ret.) Elizabeth A. Hight, 63, has been a member of our Board since February 2011. From October 2010 until January 2014, RADM Hight served as Vice President of the Hewlett-Packard Company's ("HP") Enterprise Services U.S. Public Sector Cybersecurity Practice. From January 2010 to October 2010, she served as Vice President of HP's U.S. Public Sector DoD Command and Control Infrastructure. From July 2008 until December 2008, RADM Hight served as the Acting Director of the Defense Information Systems Agency ("DISA") and Acting Commander of the Joint Task Force-Global Network Operations ("JTF GNO"). She also served as DISA's Vice Director from April 2007 until October 2009 and as Principal Director for Operations and Deputy Commander, JTF GNO from 2005 to 2007. In her DISA role, she was responsible for providing global command, control, communications and computer support to the nation's warfighters, and in her JTF GNO role, she was responsible for directing the operation and defense of the DoD's Global Information Grid. RADM Hight joined the Navy in March 1977. Throughout her career in the Navy, she served in numerous roles, including as a program sponsor on the Chief of Naval Operations staff, Assistant Program Manager for the UHF Follow-on communications satellite program, Commanding Officer, Fleet Surveillance Support Command and Commanding Officer, Navy Computer and Telecommunications Area Master Station Atlantic. RADM Hight serves on the Board of Directors of iNovex Information Systems, Inc., a private information technology company headquartered in Maryland, and Virtual Security Systems, a private cybersecurity company headquartered in Boston, Massachusetts. RADM Hight has a Masters in Telecommunications Systems from the Naval Postgraduate School and a Masters in Information Systems from The George Washington University.

        Because of her lengthy Navy career spanning various substantive areas that complement our strategy and her subsequent transition to the private sector, RADM Hight is qualified to contribute significantly to our strategic objectives. She is also especially qualified to assist in evaluating potential data and cyber security initiatives in support of our strategy.

        David M. Jacobstein, 70, has been a member of our Board since August 2009. He has more than 30 years of real estate experience. Since 2009, Mr. Jacobstein has provided consulting services to real estate related businesses. Mr. Jacobstein was the senior advisor to Deloitte LLP's real estate industry group from 2007 to 2009, where he advised Deloitte's real estate practitioners on strategy, maintained and developed key client relationships and shaped thought leadership that addressed key industry and market trends. From 1999 to 2007, he was President and Chief Operating Officer of Developers Diversified Realty Corporation, now known as DDR Corp. (NYSE: DDR), an owner, developer and manager of market-dominant community shopping centers. Mr. Jacobstein also served on DDR's Board of Directors from 2000 to 2004. Prior to DDR, he was Vice Chairman and Chief Operating Officer of Wilmorite, Inc., a Rochester, New York based developer of regional shopping malls. Mr. Jacobstein currently serves on the Board of Broadstone Net Lease, Inc., a private REIT focused on single tenant net lease real estate, and on the Advisory Board of The Pike Company, a general contractor and construction management company based in Rochester, New York. Mr. Jacobstein served on the Advisory Board of The Marcus & Millichap Company, a diversified real estate holding company based in Palo Alto, CA, from 2007 to 2013, and on the Advisory Board of White Oak Partners, Inc., a private equity firm concentrating in real estate investments based in Columbus, Ohio, from 2013 to 2015. Mr. Jacobstein began his career as a corporate and securities lawyer. He graduated from Colgate University with a Bachelors of Arts degree and from The George Washington University Law Center with a Juris Doctor degree.

        Mr. Jacobstein's experience as a senior executive and board member of a publicly traded REIT enables him to provide insight in a variety of areas affecting our operational and strategic functions, including proposed real estate investments, corporate level investments, financial matters, risk management and corporate governance. In addition, his background as a corporate and securities lawyer is valuable to our Board in its assessment of legal matters.

        Steven D. Kesler, 65, has been a member of our Board since September 1998. Mr. Kesler has served as Chief Financial Officer for CRP (Chesapeake Realty Partners) Operations, LLC, a private company that is actively engaged in the development of residential land and the construction and operation of commercial properties and residential rental communities since 2006. He served as a Managing Director of The Casey Group, a regional consulting firm that helps clients find solutions to operating and financial management issues from 2005 to 2006. Mr. Kesler also served as the Chief Executive Officer and/or President of Constellation Investments, Inc. and the Chief Executive Officer and President of Constellation Real Estate, Inc. and Constellation Health Services, Inc. from 1998 until his retirement in 2003; all of these entities were wholly-owned indirect subsidiaries of CEG. In these roles, Mr. Kesler managed a corporate investment entity, CEG's pension plan, nuclear decommissioning trust and a portfolio of real estate assets, including assisted living facilities. Mr. Kesler currently serves as a Trustee and Chair of the Investment Committee of the Board of McDaniel College. Mr. Kesler previously served as a Director on the Boards of Atapco, Inc., a private real estate and investment company, and Ace Guaranty Corporation, a financial guaranty subsidiary of Ace, Limited, a public company. Mr. Kesler received an MBA in finance from The Wharton School at the University of Pennsylvania and previously worked in public accounting.

        Mr. Kesler's executive positions at both private real estate companies and real estate subsidiaries of public companies as well as his Board service on both private and public companies adds to the value of his contributions to our Board in the areas of investment and financial oversight.

        C. Taylor Pickett, 55, has been a member of our Board since November 2013. Since 2001, Mr. Pickett has been the Chief Executive Officer and since 2002, a member of the Board of Directors of Omega Healthcare Investors, Inc. (NYSE: OHI), a healthcare REIT that invests in healthcare facilities in the U.S. and provides lease or mortgage financing to qualified operators of skilled nursing facilities, assisted living facilities, independent living facilities and rehabilitation and acute care facilities. From 1998 to 2001, Mr. Pickett was Executive Vice President and Chief Financial Officer of Integrated Health Services, Inc., where he also held a series of executive positions in mergers and acquisitions from 1993 to 1998. From 1991 to 1993, Mr. Pickett was Vice President of Taxes for PHH Corporation and, from 1984 to 1991, he was a practicing certified public accountant with KPMG. He received his bachelor's degree in accounting from the University of Delaware and a Juris Doctor degree from the University of Maryland School of Law.

        Mr. Pickett's extensive executive experience at various public companies and his financial expertise are assets to considering our strategic initiatives, capital allocation decisions and compensation matters, and supplement our financial oversight. In addition, his active role as a chief executive officer serves as a valuable resource for both management and the Board.

        Richard Szafranski, 69, has been a member of our Board since August 2009. His background includes over 40 years of experience in national security and expertise in pay for performance, strategic planning, scenario planning, market assessments and business development. Formerly, he was a senior fellow and managing partner at Toffler Associates, a strategy and management consulting firm, where he provided consulting services for senior executives in U.S. Government agencies, including the U.S. intelligence community, and commercial firms in the global defense, communications and aerospace sectors. He retired from active service in the United States Air Force as a colonel in 1996. He currently serves on the Board of Directors for two privately held software companies: Expert System-USA, a semantic technology company, and Virtual Software Systems, a cybersecurity solutions provider. Mr. Szafranski served on the Boards of Directors for Ceridian Corporation from 2006 to 2007 and SBS Technologies, Inc. from 2002 to 2005, where he chaired the Compensation Committee. He has a Master of Arts in Human Resources Management from Central Michigan University and has completed executive education on corporate governance at the Harvard Business School and Robert H. Smith School of Business Directors' Institute at the University of Maryland. Mr. Szafranski has been designated a "Board Leadership Fellow" by the National Association of Corporate Directors.

        Mr. Szafranski's extensive background in matters of national security positions him to contribute significantly to our core strategic initiatives. In addition, Mr. Szafranski's current and past board service and consulting service experience create a strong foundation for him to assess corporate governance initiatives and risk management matters.

The Board recommends a vote "FOR" each of the nominees listed in Proposal 1.

 Our Board of Trustees

How do we determine whether our Trustees are independent?

        We believe that in order for our Board to effectively serve in its capacity, it is important, and the NYSE mandates, that at least a majority of our Trustees be independent as defined by the applicable rules of the NYSE. Therefore, we require that a substantial majority of the Board be independent, as so defined. No Trustee will be considered independent unless the Board affirmatively determines that the Trustee has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A Trustee will not be deemed independent if: (1) the Trustee is, or within the last three years, has been, employed by the Company or a member of his/her immediate family is, or within the last three years has been, an executive officer of the Company; (2) the Trustee or a member of his/her immediate family receives, or during any 12-month period within the last three years received, more than $120,000 in direct compensation from the Company (other than Trustee and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); (3) the Trustee is a current partner or employee of the Company's internal auditors or outside independent registered public accounting firm serving as the Company's auditors, or a member of the Trustee's immediate family is a current partner of such auditors or firm, or is a current employee of such auditors or such firm and personally works on the Company's audit, or the Trustee or a member of the Trustee's immediate family was within the last three years a partner or employee of such auditors or firm and personally worked on the Company's audit during that time; (4) the Trustee or a member of his/her immediate family is, or within the last three years has been, employed as an executive officer of another entity of which any of the Company's present executive officers at the time serves or served on that other entity's compensation committee; (5) the Trustee is a current employee, or a member of his/her immediate family is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company's consolidated gross revenues; or (6) the Trustee is a current executive officer or compensated employee, or an immediate family member of the Trustee is a current executive officer, of a charitable organization to which the Company has made donations in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such charitable organization's donations.

Are our Trustees independent of Corporate Office Properties Trust?

        The Board has determined that each of our nominees for Trustee meets the independence guidelines described above except for Mr. Budorick, our President and Chief Executive Officer.

What is the leadership structure of our Board of Trustees?

        Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of the Company's shareholders. Our current leadership structure is comprised of an independent Chairman of the Board separate from the Chief Executive Officer. Among other things, the Board believes that having an independent Chairman enhances the ability of non-management Trustees to raise issues and concerns for Board consideration without immediately involving management and has determined that this structure is the most appropriate structure at this time.

        Under our Bylaws, the Chairman of the Board shall preside over the meetings of the Board and of the shareholders at which he or she shall be present and shall in general oversee all of the business and affairs of the Company. In the absence of the Chairman, the Chief Executive Officer shall preside over the meetings of the Trustees and of the shareholders at which he shall be present. The Chairman shall perform such other duties as may be assigned by the Trustees. The Chief Executive Officer shall have responsibility for implementation of the policies of the Company, as determined by the Board, and for the administration of the business affairs of the Company.

What is our policy regarding Trustee attendance at regularly scheduled meetings of the Board and the annual meeting of shareholders?

        The Board holds a minimum of four regularly scheduled meetings per year, including the annual meeting of the Board held in conjunction with our annual meeting of shareholders. Trustees are expected to attend all regularly scheduled meetings and to have reviewed, prior to the meetings, all written meeting materials distributed to them in advance. Trustees are expected to be physically present at all regularly scheduled meetings, and a Trustee who is unable to attend a meeting is expected to notify the Chairman of the Board in advance of such meeting. If a Trustee attends a regularly scheduled meeting by telephone for the entire meeting, such Trustee shall be deemed to have attended the meeting for the purposes of determining whether a quorum exists and for voting purposes. A Trustee may not send a representative with a proxy to vote on his or her behalf if such Trustee is not able to attend a scheduled meeting.

        Trustees are expected to be present at our annual meeting of shareholders. All of our Trustees serving as Trustees at the time of the 2016 Annual Meeting of Shareholders were in attendance at the meeting.

What is our policy regarding meetings of non-management Trustees?

        The non-management Trustees meet in executive session at least annually without management. The Chairman of the Board presides at the executive sessions. The non-management Trustees may meet in executive session at any time to consider issues that they deem important to address without management present.

How are the Trustees compensated?

  •
  Employee Trustees receive no compensation, other than their compensation as an employee, for serving on the Board or its committees.

  •
  Non-employee Trustees received the following:

  o
  Fees, paid in cash, set forth below:

Annual Trustee fee	$64,000
Annual Chair of Board fee	50,000
Annual committee chair fee
Audit	15,000
Compensation	10,000
Investment	10,000
Nominating and Corporate Governance	10,000
Annual committee fees
Audit	12,000
Compensation	9,500
Investment	9,000
Nominating and Corporate Governance	6,000
Fee for each Board meeting attended after first 12 per calendar year	2,000
Fee for each committee meeting attended after first 12 per calendar year (tracked for each individual committee, not on an aggregated basis)	1,500

    The fees set forth above did not change from 2015. Our Trustee compensation is reviewed against market and our peers bi-annually in consultation with our external compensation consultant and no changes were made for either 2016 or 2017.

    o
    Reimbursement for out-of-pocket expenses, such as travel and lodging costs incurred in connection with meeting attendance; and

    o
    Annual grants of deferred shares in an award value of not more than $82,500 (using the 15-day trailing average share price as of the grant date). Deferred shares vest on the first anniversary of the grant date, provided that the Trustee remains in his or her position. We settle deferred shares by issuing an equivalent number of common shares upon the vesting of the awards or a later date elected by the Trustee. Holders of deferred shares are entitled to receive dividends on such shares but cannot cast votes for such shares.

        The table below sets forth the total amounts of compensation earned by our non-employee Trustees during 2016:

Name of Trustee	Fees Earned (Paid in Cash)(1)	Deferred Share Awards(2)	Total
Thomas F. Brady	$138,500	$83,843	$222,343
Robert L. Denton, Sr.	101,000	83,843	184,843
Philip L. Hawkins	92,500	83,843	176,343
Elizabeth A. Hight	79,500	83,843	163,343
David M. Jacobstein	100,000	83,843	183,843
Steven D. Kesler	85,000	83,843	168,843
C. Taylor Pickett	92,500	83,843	176,343
Richard Szafranski	82,000	83,843	165,843

(1)
This column reports the amount of cash compensation earned in 2016 for Board and committee service.

(2)
Represents the grant date fair value of deferred shares awarded to the Trustees in 2016. The grant-date fair value of deferred shares granted in 2016 to the non-employee Trustees was $26.89 per share. As of December 31, 2016, the aggregate numbers of outstanding options held by non-employee Trustees were: Mr. Brady: 15,000 options; Mr. Denton: 15,000 options; Mr. Jacobstein: 5,000 options; Mr. Kesler: 15,000 options; and Mr. Szafranski: 5,000 options. See Notes 2 and 15 to our consolidated financial statements included in our Annual Report on Form 10-K for additional information regarding share-based compensation, including assumptions made in determining values for the options and deferred shares.

What are the committees of our Board?

        The Board has four committees: (1) the Audit Committee; (2) the Compensation Committee; (3) the Investment Committee; and (4) the Nominating and Corporate Governance Committee. Descriptions of these committees are set forth below:

  •
  The Audit Committee oversees the following for the Company:

  o
  integrity of financial statements and other financial information provided to shareholders and the investment community;

  o
  compliance with legal and regulatory requirements and ethical behavior;

  o
  retention of our Independent Auditor, including oversight of its performance, qualifications and independence, approval of audit and non-audit services and input into the selection of the lead engagement partner with each rotation;

  o
  accounting and financial reporting processes, internal control systems and the internal audit function; and

  o
  risk management activities.

    The Committee also provides an avenue for communication among our Independent Auditor, internal auditors, management and the Board.

  •
  The Compensation Committee's primary responsibilities are set forth below:

  o
  establish and periodically review the Company's compensation philosophy and the adequacy of compensation plans and programs for executive officers and other Company employees and to make recommendations to the Board with respect to such compensation;

    o
    establish compensation arrangements and incentive goals (Company financial measures, business metrics and individual goals) for executive officers and to administer such compensation plans and programs;

    o
    review and approve goals and objectives relevant to the Chief Executive Officer's compensation, evaluate the CEO's performance in light of those goals and objectives and, either as a Committee or together with the other independent Trustees (as directed by the Board), recommend to the Board for approval the CEO's compensation level based on this evaluation;

    o
    review the performance of all other executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;

    o
    review and consider risks relating to the Company's compensation policies; and

    o
    review compensation arrangements for Trustees and make appropriate recommendations to the Board for approval.

  •
  The Board has delegated to the Investment Committee the authority to approve various matters (acquisitions, dispositions, development/redevelopment projects, data center activity, financings, joint ventures, equity issuances and other investments) when the matters are below certain threshold amounts. However, any matters that are greater than $75 million require the approval of the full Board.

  •
  The Nominating and Corporate Governance Committee serves the following purposes:

  o
  recommend to the Board the structure and operations of the Board;

  o
  identify individuals qualified to serve as Trustees and recommend that the Board select the Trustee nominees identified by the Committee for election at the next annual meeting of shareholders;

  o
  recommend to the Board the responsibilities of each Board committee, the structure and operation of each committee and the Trustee nominees for assignment to each committee, including the recommendation of the chair for each Board committee;

  o
  oversee the Board's annual evaluation of its performance and the performance of all Board committees;

  o
  develop and recommend to the Board for adoption a set of Corporate Governance Guidelines applicable to the Company and periodically reviews the same; and

  o
  review and monitor management development and succession plans and activities.

All members of the Audit, Nominating and Corporate Governance and Compensation Committees are independent Trustees and meet the applicable requirements for committee membership under the NYSE rules. The practices of the Audit, Nominating and Corporate Governance and Compensation Committees are outlined in their respective charters, which are available on our Internet website in the subsection entitled "Corporate Governance" or in print to any shareholder upon request. To the extent modifications are made to the charters, such modifications will be reflected on our Internet website.

        The committees on which Trustees served and the number of meetings held during 2016 are set forth below:

Board Member	Audit	Compensation	Investment	Nominating and Corporate Governance
Thomas F. Brady		✓	✓	✓

Robert L. Denton, Sr.	✓		✓	C

Philip L. Hawkins		✓	C

Elizabeth A. Hight		✓		✓

David M. Jacobstein	C		✓

Steven D. Kesler	✓		✓

C. Taylor Pickett		C	✓

Richard Szafranski	✓			✓

Meetings Held in 2016	11	5	4	4

C = Chairman of the Committee

✓ = Member of the Committee

        During 2016, the Board held four quarterly meetings. Each incumbent Trustee in 2016 attended at least 75% of the aggregate of the meetings of the Board and meetings held by all committees on which such Trustee served.

How are our Trustees nominated?

        The Nominating and Corporate Governance Committee of the Board is responsible for recommending nominations to the Board and shareholders. In arriving at nominations, the Nominating and Corporate Governance Committee reviews with the Board the size, function, and needs of the Board and, in doing so, takes into account the principle that the Board as a whole should be competent in the following areas: (1) industry knowledge; (2) accounting and finance; (3) business judgment; (4) management and communication skills; (5) leadership; (6) public real estate investment trusts ("REITs") and commercial real estate business; (7) business strategy; (8) crisis management; (9) corporate governance; and (10) risk management. The Board also seeks members from diverse backgrounds. Trustees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are or were affiliated, and be selected based upon contributions that they can make to the Company. In determining whether to recommend a Trustee for re-election, the Nominating and Corporate Governance Committee also considers the Trustee's past attendance at meetings and participation in, and contributions to, the activities of the Board and its committees.

        Our Board does not have an explicit diversity policy. Nevertheless, diversity of race, ethnicity, gender, age, cultural background and professional experience is considered in evaluating candidates for nomination. The Board believes that its members should exhibit integrity and ethical behavior, and that they should collectively represent a broad spectrum of experience and expertise. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

        The Nominating and Corporate Governance Committee has a policy regarding consideration of shareholder recommendations for Trustee nominees, which is set forth below:

  The Committee considers nominees recommended by the Company's common shareholders using the same criteria it employs in identifying its own nominees. Any shareholder wishing to make a recommendation should send the following information to the Chairman of the Nominating and Corporate Governance Committee, care of David L. Finch, General Counsel and Secretary, at our mailing address set forth on the first page of this proxy statement, no later than the date that is 120 days prior to the one-year anniversary of the date of the mailing of the Company's proxy statement for its most recent annual meeting of shareholders:

  •
  the name of the candidate and the information about the individual that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

  •
  information about the relationship between the candidate and the nominating shareholder;

  •
  the consent of the candidate to serve as a Trustee;

  •
  proof of the number of shares of the Company's common shares that the nominating shareholder owns and the length of time the shares have been owned; and

  •
  a separate statement of the candidate's qualifications relating to the Board's membership criteria.

What is the Board's approach to risk oversight?

        The Board plays an important role in the risk oversight of the Company. The Board establishes and monitors the Company's risk tolerance and oversees its risk management activities primarily by:

  •
  approving the strategic direction of the Company on an annual basis;

  •
  maintaining for itself and its committees direct decision-making authority with respect to matters with significant inherent risks, including material acquisition, disposition, development and financing activities and the appointment, retention and compensation of certain members of senior management;

  •
  reviewing and discussing regular periodic reports relating to the performance of the Company and enterprise risk assessments relating to the achievement of its objectives;

  •
  approving the Company's annual budget and capital plan; and

  •
  overseeing specific areas of the Company's business by the Compensation, Audit, Investment and Nominating and Corporate Governance Committees.

The Board and its Committees also rely on management to bring significant matters to their attention.

        Pursuant to its charter, the Audit Committee is responsible for the review of the Company's risk assessment and management activities, including the Company's enterprise risk management ("ERM") assessment. The Committee discharges these responsibilities by reviewing and discussing with management, the Company's internal audit and information technology functions and our Independent Auditor any significant risks or exposures faced by the Company, the steps taken to identify, minimize, monitor or control such risks or exposures and the Company's underlying policies with respect to risk assessment and risk management. The Company's information technology function reports to the Audit Committee, on a periodic basis, management's assessment of the cyber risks of the Company and the actions taken by the Company to mitigate those risks. Consistent with NYSE Rules, the Audit Committee also provides oversight with respect to risk assessment and risk management, particularly regarding the activities of the Company's internal audit function and integrity of the Company's financial statements and internal controls over financial reporting. The Company's internal audit function reports to the Audit Committee regarding such activities on an ongoing basis, including at each of the Audit Committee's meetings. The Board is informed regarding these risk oversight activities at the quarterly meetings of the Board.

        In addition, the Board believes that because its leadership and management functions are separated, the Board's ability to take a more objective, independent approach to overseeing risk is enhanced.

Our Executive Officers

        Below is information with respect to our executive officers (in addition to Stephen E. Budorick, COPT's president and CEO) (sometimes referred to herein as our "executive officers" or "executives").

        Paul R. Adkins, 58, was appointed as our Executive Vice President and Chief Operating Officer on November 28, 2016. He has overall responsibility for leasing, asset management, property management, government services and commercial development, as well as the development and execution of strategies to expand investment opportunities, predominately regarding new development at our existing Defense/IT locations. From 2011 until joining COPT, Mr. Adkins served as Principal at The JBG Companies, a privately owned real estate investment and management firm at which he was responsible for large tenant and development leasing. Before his tenure at The JBG Companies, he was Executive Vice President and Managing Director of the Washington, DC region for Grubb & Ellis Company from 2010 to 2011. Mr. Adkins also served 21 years at CarrAmerica Realty Corporation (formerly NYSE: CRE) from 1982 to 2003 in leasing, acquisitions, and private equity.

        Anthony Mifsud, 52, has been our Executive Vice President & Chief Financial Officer since February 2015, after serving as Senior Vice President, Finance and Treasurer since January 2011 and having joined the Company in 2007 as Vice President, Financial Planning & Analysis. Prior to joining us, Mr. Mifsud served as Senior Vice President & Treasurer for Municipal Mortgage & Equity, LLC (MMA) and prior to joining MMA, was Vice President, Financial Management at Enterprise Social Investment Corporation. From 1990-2005, Mr. Mifsud held various accounting and corporate finance positions at The Rouse Company (formerly NYSE: RSE), culminating as Vice President, Finance from 1999-2005. Prior to that time, Mr. Mifsud practiced as a CPA and auditor at KPMG Peat Marwick.

 Share Ownership of our Trustees,
Executive Officers and 5% Beneficial Owners

        The following table shows certain information as of March 2, 2017 (unless otherwise noted) regarding the beneficial ownership of our common shares by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our outstanding common shares. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and means sole or shared voting or dispositive power with respect to securities. Each party named in the table below has sole voting and dispositive power with respect to the securities listed opposite such party's name, except as otherwise noted.

	Common Shares Beneficially Owned(1)	Percent of All Common Shares Beneficially Owned(2)	Awards Available within 60 days after March 2, 2017(3)
The Vanguard Group, Inc.(4)	14,568,420	14.7%	—
BlackRock, Inc.(5)	9,531,459	9.6%	—
Cohen & Steers, Inc.(6)	5,238,453	5.3%	—
Thomas F. Brady	25,390	*	15,000
Robert L. Denton, Sr.(7)	311,500	*	15,000
Philip L. Hawkins	1,036	*	—
Elizabeth A. Hight	12,154	*	—
David M. Jacobstein	11,125	*	5,000
Steven D. Kesler	42,314	*	15,000
C. Taylor Pickett(8)	16,798	*	—
Richard Szafranski	21,494	*	5,000
Stephen E. Budorick	77,571	*	—
Anthony Mifsud	47,235	*	—
Paul R. Adkins	20,529	*	—
All Trustees and executive officers as a group (11 persons)(7)	587,146	0.6%	55,000

*
Represents less than one percent.

(1)
With respect to each shareholder (or group thereof), assumes that all units in our operating partnership, Corporate Office Properties, L.P. (the "Operating Partnership"), owned by such shareholder(s) listed are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of partnership units. Also includes shares issuable under awards held by such shareholder(s) available within 60 days after March 2, 2017, as reflected in the third column of this table.

(2)
Common shares issuable upon the conversion of units in the Operating Partnership and the exercise of options exercisable currently or within 60 days after March 2, 2017 are deemed outstanding and to be beneficially owned by the person holding such units or options for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3)
Includes common shares issuable under options held by such shareholder(s) exercisable within 60 days after March 2, 2017 and deferred share awards held by such shareholder(s) with a settlement date within 60 days after March 2, 2017.

(4)
The Vanguard Group ("Vanguard") has sole voting power with respect to 178,179 shares, shared voting power with respect to 110,146 shares, sole investment power with respect to 14,406,216 shares and shared investment power with respect to 162,204 shares. Of these shares, the Vanguard REIT Index Fund (the "Index Fund") has sole voting power over 7,195,568 shares. Vanguard and the Index Fund are located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The information in this note was derived from a Schedule 13G/A filed with the Securities and Exchange Commission by Vanguard on February 10, 2017 and a Schedule 13G/A filed with the Securities and Exchange Commission by the Index Fund on February 13, 2017.

(5)
BlackRock, Inc. ("BlackRock") has sole voting power with respect to 9,162,228 shares and sole investment power with respect to 9,531,459 shares. BlackRock is located at 55 East 52nd Street, New York, New York 10022. The information in this note was derived from a Schedule 13G/A filed with the Securities and Exchange Commission by BlackRock on February 8, 2017.

(6)
Cohen & Steers, Inc. ("Cohen & Steers") has sole voting power with respect to 4,266,344 shares and sole investment power with respect to 5,238,453 shares. Cohen & Steers is located at 280 Park Avenue, 10th Floor, New York, New York 10017. The information in this note was derived from a Schedule 13G filed with the Securities and Exchange Commission by Cohen & Steers on February 14, 2017.

(7)
Includes 296,500 common units in the Operating Partnership exchangeable for common shares, 90,000 (30.3% of Mr. Denton's total common unit and common share holdings) of which were pledged as security for a line of credit. In 2014, the Company adopted an anti-pledging policy and grandfathered this pre-existing pledge. The pledged shares are excluded from the computation of Mr. Denton's shares as required by our share ownership guidelines.

(8)
Includes 5,000 shares held through the C. Taylor Pickett Family Trust. Mr. Pickett does not have voting or investment power with respect to these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require that we disclose late filings of initial reports of share ownership and reports of changes in share ownership by our Trustees, officers and greater than 10% shareholders. Our Trustees, officers and greater than 10% shareholders are required by those rules to furnish us with copies of the reports of share ownership (and changes in share ownership) they file with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us and other information provided by these parties, we believe that during the year ended December 31, 2016, our Trustees, officers and greater than 10% shareholders filed all required reports on a timely basis.

Code of Ethics; Review and Approval of Related Party Transactions

        The Company has a Code of Business Conduct and Ethics for all employees and Trustees and a Code of Ethics for Financial Officers. These codes of ethics documents are available in the investor relations section of the Company's Internet website in the subsection entitled "Corporate Governance." The Company's Internet website address is www.copt.com. We will make available on our Internet website any future amendments or waivers to our Code of Business Conduct and Ethics and Code of Ethics for Financial Officers within four business days after any such amendments are adopted or waivers are granted. In addition, shareholders may request a copy of these codes of ethics documents, free of charge, by making this request in writing to our Vice President, Investor Relations at ir@copt.com or at our mailing address.

        Our Code of Business Conduct and Ethics mandates that the Audit Committee must review and approve any "related party transaction," as defined by relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In considering the transaction, the Audit Committee will consider all relevant factors, including, among others, our business rationale for entering into the transaction, any potential alternatives to entering into the transaction, whether the transaction is on terms that would be comparable to those available to third parties and the overall fairness of the transaction to the Company.

        In general, either management or the affected Trustee or executive officer will bring the matter to the attention of either the chairman of the Audit Committee or our Vice President, Secretary and General Counsel. If a member of the Audit Committee is involved in the transaction, he/she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

 Proposal 2—Amendment to the Amended and Restated Declaration of Trust
Granting Shareholders the Right to Amend the Company's Bylaws

        The Board of Trustees unanimously adopted, and now recommends for shareholder approval, a proposal to amend Article VI, Section 6.9 of the Amended and Restated Declaration of Trust to grant shareholders the right to amend the Company's bylaws (the "Declaration Amendment"). Article VI, Section 6.9 of the Amended and Restated Declaration of Trust currently provides that only the Board of Trustees has the right to adopt, amend or modify the Company's bylaws.

        If the Declaration Amendment is approved by the shareholders, the shareholders will have the right, along with the Board of Trustees, to adopt amendments to the Company's Amended and Restated Bylaws (the "Amended Bylaws"). The Board of Trustees has also acted to amend the Amended Bylaws, effective upon the adoption of the Declaration Amendment to provide shareholders the right to adopt by simple majority vote amendments to the Company's Amended Bylaws (the "Bylaws Amendment").

        The texts of the proposed Declaration Amendment and Bylaws Amendment are attached as Annex A to this proxy statement.

        If the Declaration Amendment is approved by the shareholders, then under the provisions of the Amended Bylaws, shareholders will have the right to propose amendments or modifications to the Amended Bylaws and to approve such amendments or modifications by a simple majority of the shares entitled to vote on such proposal.

        Vote Required.    If a quorum is present at the Annual Meeting, a vote of two-thirds of all of the common shares outstanding and entitled to vote at the Annual Meeting will be required to approve the proposal to amend the Amended and Restated Declaration of Trust to grant shareholders the right to adopt amendments to the Company's Amended Bylaws. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

        The Board of Trustees recommends a vote "FOR" approval of the Amendment to the Amended and Restated Declaration of Trust to grant shareholders the right to adopt amendments or modifications to the Company's bylaws.

 Report of the Audit Committee

        The Audit Committee of our Board is comprised of the four Trustees named below. Each of the Trustees meets the independence and experience requirements of the NYSE and satisfies the Securities and Exchange Commission's additional independence requirements for members of audit committees. The Board has determined that Steven D. Kesler and David M. Jacobstein are each an "audit committee financial expert" as defined by the Securities and Exchange Commission. The Audit Committee adopted and the Board approved, a charter outlining the Audit Committee's practices. A copy of the charter is available in the investor relations section of the Company's Internet website in the subsection entitled "Corporate Governance." The Audit Committee's charter is also available in print to any shareholder upon request. To the extent modifications are made to the Audit Committee's charter, such modifications will be reflected on the Company's Internet website.

        Management is responsible for the Company's financial statements, financial reporting process, internal control over financial reporting, compliance with legal and regulatory requirements and ethical behavior. Our Independent Auditor is responsible for expressing opinions on the conformity of the Company's consolidated financial statements with generally accepted accounting principles, the fairness of the presentation of the Company's financial statement schedules and the effectiveness of the Company's internal control over financial reporting in accordance with the Public Company Accounting Oversight Board ("PCAOB"). The Company's internal audit function is responsible for, among other things, helping to evaluate and improve the effectiveness of risk management, control and governance processes, and identifying opportunities to assist in improving the Company's operations. The role of the Audit Committee is to oversee these activities.

        Management completed its evaluation of the Company's system of internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight during the process. In connection with this oversight, the Committee received periodic updates provided by management and the internal audit function at each regularly scheduled Committee meeting. At the conclusion of the process, management concluded that the Company's internal control over financial reporting was effective as of December 31, 2016 and reported its conclusion to the Audit Committee. The Committee reviewed Management's Report on Internal Control over Financial Reporting contained in the Company's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission, as well as the Independent Auditor's Report of Independent Registered Public Accounting Firm included in the Company's and the Operating Partnership's Annual Report on Form 10-K. The Report of Independent Registered Public Accounting Firm related to the audit of: (1) the consolidated financial statements and financial statement schedule included in the Annual Report on Form 10-K; and (2) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in 2017.

        The Audit Committee met with the Company's accounting and financial management team, the internal audit function and the Independent Auditor to review the Company's annual and quarterly periodic filings containing consolidated financial statements prior to the Company's submission of such filings to the Securities and Exchange Commission. In addition, the Audit Committee met with the internal audit function and with the Independent Auditor, without the presence of management, to discuss their respective audits and projects.

        Management represented to the Audit Committee that the Company's and the Operating Partnership's consolidated financial statements for the year ended December 31, 2016 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the Independent Auditor the matters required to be discussed under Statement on Auditing Standards No. 16, as amended, which addresses communication between audit committees and independent registered public accounting firms. The Audit Committee received from the Independent Auditor the written disclosures and letter required by PCAOB Rule 3526, which addresses independence discussions between auditors and audit committees. The Audit Committee also held discussions with the Independent Auditor regarding its independence from the Company and its management and considered whether Independent Auditor's provision of audit and non-audit services provided to the Company during 2016 was compatible with maintaining the firm's independence.

        The Audit Committee has an established practice of requiring pre-approval of all audit and permissible non-audit services provided by the Independent Auditor. The Audit Committee must consider whether the services it is approving impair the Independent Auditor's independence. All services were approved by the Audit Committee prior to the services being rendered.

        In determining whether to reappoint PricewaterhouseCoopers LLP ("PwC") as the Company's Independent Auditor, the Audit Committee took into account a number of factors, including: the length of time that PwC has been engaged; PwC's independence and objectivity; PwC's capability and expertise in handling the Company's industry, including the expertise and capability of the lead audit partner; historic and recent performance, including the extent and quality of PwC's communications with the Audit Committee, and the results of a management survey of PwC's overall performance; data related to audit quality and performance, including recent PCAOB inspection reports on the firm; and the appropriateness of PwC's fees, both on an absolute basis and as compared with its peers.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company's and the Operating Partnership's audited consolidated financial statements for the year ended December 31, 2016 be included in the Company's and the Operating Partnership's Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission. This report is provided by the following independent Trustees, who constitute the Audit Committee.

AUDIT COMMITTEE
David M. Jacobstein, Chair
Robert L. Denton, Sr.
Steven D. Kesler
Richard Szafranski

        The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Independent Registered Public Accounting Firm

        PwC served as our Independent Auditor for the years ended December 31, 2016 and 2015. PwC also provided us with other auditing and advisory services. We are cognizant of the need for PwC to maintain its independence and objectivity in order to effectively serve in its role as our Independent Auditor. As a result, our Audit Committee restricted the services for which PwC can be engaged to those services that could not impair or appear to impair PwC's independence and objectivity. In making this determination, the Audit Committee contemplates the nature of the services, the benefits that PwC performing such services brings both to the services and to their audit and PwC's proposed cost for providing such services.

        The Audit Committee has procedures in place regarding the pre-approval of all services provided by PwC. Specifically, management contacts the Audit Committee Chair regarding the potential need for a service from PwC. PwC then provides an engagement letter to management pertaining to the service, which management reviews for the service description and proposed fee. Once management agrees with the engagement letter, it forwards the engagement letter to the Audit Committee Chair. The Audit Committee Chair then reviews the engagement letter for the criteria described in the previous paragraph and if, based on such review, he approves of the terms of the engagement letter, he forwards the letter to the other Audit Committee members requesting that they respond within a certain period of time should they not approve of the engagement letter. The Audit Committee has delegated pre-approval authority to the Chair for certain audit-related services. All fees paid to PwC in 2016 were approved by the Audit Committee in accordance with this policy.

        For the years ended December 31, 2016 and 2015, we incurred the approximate fees and expenses set forth below with PwC:

	2016	2015
Audit fees(1)	$1,519,987	$1,247,690
Audit-related fees(2)	54,679	54,992
Tax fees(3)	244,510	230,065

Total	$1,819,176	$1,532,747

(1)
Audit fees include fees billed for services rendered in connection with audits of (i) the Company's and the Operating Partnership's consolidated financial statements and financial schedules included in the Annual Report on Form 10-K; and (ii) the effectiveness of the Company's and the Operating Partnership's internal control over financial reporting. These fees totaled $1,419,187 in 2016 and $1,164,690 in 2015. Audit fees also include issuances of comfort letters on filings associated with debt issuances and offerings and consents on registration statements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements but not included in (1) above. This category includes fees for the audit of financial statements of our employee retirement savings plan.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, tax planning and services in connection with technology used for tax compliance in 2016 and 2015.

None of the fees reflected above were approved by the Audit Committee pursuant to the "de-minimis exception" in Rule 2-01 of Regulation S-X.

        We expect that a representative of PwC will be present at the 2017 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions.

 Proposal 3—Ratification of the Appointment of Independent Auditor

        The Audit Committee has selected and appointed PwC as our Independent Auditor to audit our consolidated financial statements for the year ending December 31, 2017. Although ratification by shareholders is not required by law or by our Bylaws, the Audit Committee believes that submission of its selection to shareholders is a matter of good corporate governance. PwC has been our auditor since 1997 and the Audit Committee considered the factors mentioned above in determining to reappoint PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of PwC, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of Independent Auditor. Representatives of PwC will be present at the Annual Meeting and will have an opportunity to make a statement if such representative so desires and will have an opportunity to respond to appropriate questions by shareholders.

The Board recommends a vote "FOR" approval of the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Auditor for the current fiscal year.

Proposal 4—Advisory Vote on Frequency of Future
Advisory Votes on Executive Compensation

        The Dodd-Frank Act enables our shareholders to vote to approve, on an advisory basis, how frequently we will submit say-on-pay proposals to our shareholders in the future. Our shareholders will have the following three alternatives to choose from: (1) every year ("1 year" on the proxy card), (2) every two years ("2 years" on the proxy card) or (3) every three years ("3 years" on the proxy card). In addition, shareholders may choose to abstain from voting on this proposal.

The Board recommends a vote for a frequency of EVERY YEAR ("1 year" on the proxy card) with respect to the proposal.

        We currently submit an advisory say-on-pay resolution to our shareholders on an annual basis, and the Board continues to believe that, of the three choices, submitting advisory say-on-pay resolutions to shareholders every year is preferable. The primary focus of the disclosure of the compensation of our named executive officers required to be included in our proxy statements is compensation granted in or for the prior fiscal year. Additionally, the Compensation Committee evaluates the compensation of our named executive officers annually. Annual say-on-pay resolutions match the annual focus of this proxy statement disclosure and provide us with the clearest and most timely feedback of the three options. This feedback will be considered by the Compensation Committee in its annual decision-making process. Additionally, the administrative process of submitting an advisory say-on-pay resolution to shareholders on an annual basis has not historically imposed, and is not expected to impose in the future, any substantial additional costs on the Company.

Vote Required; Effect of Vote

        In order for any of the three alternatives set forth above to be approved, it must receive a majority of the votes cast on this proposal. By selecting one of these alternatives, shareholders are voting to approve their chosen alternative and are not voting to approve or disapprove of the Board's recommendation. Because there are three alternatives, it is possible that none of the three alternatives will receive a majority of the votes cast. However, shareholders will still be able to communicate their preference with respect to this vote by choosing from among these three alternatives. In addition, shareholders may choose to abstain from voting on this proposal. The vote on this proposal is advisory. Although non-binding, the Board does value the opinions of our shareholders and will take the results of the vote on this proposal into account in its decision regarding the frequency with which we submit future say-on-pay proposals.

 Proposal 5—Advisory Vote to Approve Executive Compensation

        The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the Securities and Exchange Commission's rules. This is commonly known as, and is referred to herein as, a "say-on-pay" proposal or resolution.

        Our compensation programs are designed to clearly link annual and long-term financial results and shareholder return to executive rewards. The majority of each executive's total compensation is tied directly to goal achievement; this pay for performance approach ensures that the financial interests of our executives are aligned with those of our shareholders. Please refer to the section entitled "Compensation Discussion and Analysis" for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2016.

        The Compensation Committee annually reviews all elements of our compensation program for named executive officers to ensure its alignment with our philosophy and corporate governance approach, including its effectiveness in aligning the financial interests of our executives with those of our shareholders. Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, we are providing shareholders with the opportunity to approve the following advisory resolution:

          "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission, including the section entitled "Compensation Discussion and Analysis," compensation tables and narrative discussion, is hereby APPROVED."

The Board recommends a vote "FOR" the approval of this resolution.

        We are asking our shareholders to indicate their support for our named executive officers' compensation as described in this proxy statement. This say-on-pay proposal gives our shareholders the opportunity to express their views on our named executive officers' compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission.

Vote Required; Effect of Vote

        The affirmative vote of a majority of the votes cast on this proposal will be required for approval.

        The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on us or the Compensation Committee. However, the Compensation Committee does value the opinions of our shareholders and will take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.

 Compensation Committee Interlocks and Insider Participation

        The Compensation Committee is comprised of the four independent Trustees listed below. The Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer, other executive officers or the Company, other than their relationships as Trustees.

Report of the Compensation Committee

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed it with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company's and the Operating Partnership's Annual Report on Form 10-K for 2016 and the Company's 2017 proxy statement. This report is provided by the following independent Trustees, who comprise the Committee.

COMPENSATION COMMITTEE
C. Taylor Pickett, Chair Thomas F. Brady Philip L. Hawkins Elizabeth A. Hight

 Compensation Discussion and Analysis

Executive Summary

        In 2016, our Company achieved a total shareholder return (TSR) of 48.7%, placing us:

  •
  1st of the 27 REITs in the REIT index office sector and above the median TSR which was 21.5%;

  •
  9th among the 173 publically traded REITs in the United States and outperforming the TSR of the MCSI US REIT index of 8.6%; and

  •
  1st among our proxy peer group, which had a median TSR of 25.7%.

        We continued to strengthen our balance sheet and reposition our portfolio successfully in 2016, as we disposed of, or contractually committed to sell, approximately $408 million of assets considered non-core to our strategy of owning properties in locations that support the United States Government and its contractors, most of whom engage in national security, defense and information technology related activities. We expanded strategic customer relationships and we have a defined development strategy that we believe positions the Company well to continue to deliver value to our shareholders in the coming years.

Strong Governance Related to Executive Compensation:

        Our compensation programs are specifically designed to link executive compensation to annual financial results and TSR. Our pay for performance approach is designed to ensure that the financial interests of our executives are closely aligned with those of our shareholders by tying the majority of each executive's pay directly to the achievement of objectives. The Company's compensation structure and corporate governance policies and practices are designed to mitigate compensation-related risk without diminishing the effectiveness of the incentives provided to our executives.

The Company's Executive Compensation Practices	Executive Compensation Practices the Company Does Not Engage In

✓

Pay for Performance: Our CEO's compensation is tied to performance by setting clear and challenging Company goals, with the majority of total target compensation consisting of performance based components.

✓

Multiple Performance Metrics: We use different performance measures for short and long-term incentives, with multi-year vesting or measurement periods.

✓

Risk Oversight: The Company annually prepares an ERM assessment. The Committee carefully considers the risks associated with all elements of our compensation programs.

×

No Guaranteed Bonuses: The Company does not provide NEOs with guaranteed cash bonuses.

×

No Excise Tax Gross-Ups: We have no agreements in place that provide for reimbursement by the Company for the tax obligations of our employees resulting from severance payments made in the event of a change in control, and will not enter into such agreements in the future.

×

No Repricing of Stock Options: We do not reprice underwater stock options, i.e., modify outstanding option awards to lower the exercise price. The Company has not issued stock options since 2009.

The Company's Executive Compensation Practices	Executive Compensation Practices the Company Does Not Engage In

✓

Annual Pay for Performance Analysis: We assess pay and performance relative to peers to ensure that actual payouts are appropriately aligned from a competitive perspective.

✓

Share Ownership and Retention Requirements: Guidelines are in place for both executives and Trustees. Guidelines for the executives range from three times to six times salary and guidelines for non-employee Trustees are three times their initial cash retainer. These guidelines are validated against market practice periodically.

✓

Clawback Policy: An incentive recoupment (i.e., "clawback") policy is in place and will be revised, if necessary, in light of applicable SEC regulations regarding clawbacks, as and when such regulations are enacted.

✓

Use of Independent Compensation Consultant: The Committee uses an independent consultant that is precluded from performing any work directly for the management of the Company, unless pre-approved by the Committee. No such additional work was requested or performed in 2016.

✓

Peer Group: We use the same appropriately sized and defined peer group for compensation benchmarking purposes as we do for measuring relative TSR under the long-term equity incentive plan. We review the companies comprising the peer group annually for continued appropriateness.

×

No Hedging or Pledging: The Company has an anti-pledging and anti-hedging policy. Subject to the terms of the policy, executives may not (i) hold securities of the Company in a margin account or pledge securities of the Company as collateral for a loan, or (ii) enter into hedging or monetization transactions or similar arrangements with respect to securities of the Company.

Pay and Governance Highlights for 2016:

  •
  Consistent with our pay philosophy, we believe that our CEO's compensation is aligned with Company performance. As reflected below, over the period 2014 to 2016, realizable pay for our CEO (Mr. Waesche in 2014-15 and Mr. Budorick in 2016) was closely correlated with the Company's indexed total shareholder return ("Indexed TSR"). Indexed TSR represents the cumulative return on a $100 investment in our common shares made at the beginning of the measurement period. Realizable pay is the combined value of salary, annual cash incentive awards and projected payout value of the equity awards as of December 31 of each year.

CEO

  •
  Mr. Budorick was promoted to CEO effective May 12, 2016 and at that time his base salary was increased to $540,000. Even with this increase, Mr. Budorick's base salary was in the lowest quartile compared to the CEOs in our peer group, reflective of being new in this position.

  •
  Our executives are no longer parties to employment agreements. Mr. Budorick, Mr. Adkins and Mr. Mifsud are included in the Company's "Executive Change in Control and Severance Plan" ("CIC Plan") (see additional disclosure in the section entitled "Severance and Change in Control Benefits"). We believe the CIC Plan encourages our executives to act in the best interests of our shareholders, while also providing financial security to our executives in the event of a change in control. We believe the design of the CIC Plan is competitive with similar plans found in our industry. Our CIC Plan requires that for severance benefits to be payable in connection with a change in control event, a qualified termination must also occur (referred to as a "double trigger"). Our CIC Plan also does not provide for excise tax gross-ups.

  •
  The performance period for the March 2014 performance share unit ("PSU") grant terminated on December 31, 2016. The Company ended the three-year performance period at the 50th percentile relative to our peers' TSR, resulting in a payout of 100% of the target award to our CEO in 2017 for that plan. We believe this result further demonstrates our commitment to align executive pay with Company performance and shareholder value creation.

  •
  We used a balanced scorecard approach to drive the achievement of strategic objectives, measure Company performance and determine the executives' annual cash incentive awards. We believe this approach rewards our executives for the achievement of strategic objectives that will create value for our shareholders over the longer term. The scorecard weighted the following three categories of objectives using both quantitative and qualitative evaluations: Financial Metrics at 70%; Strategic Asset Recycling at 15%; and Execution of Low Risk Development Opportunities at 15%. Performance goals in each of these areas were established in the first quarter of the year. Overall, the Company performed just under target level for 2016 when all metrics across our balanced scorecard were considered, achieving 97.2% of target for our Corporate Objectives. In light of management's efforts resulting in (i) a reorganized management structure that significantly reduced costs and positions the Company for future value creation, (ii) improvements to our balance sheet, (iii) expanded strategic customer relationships, (iv) a newly defined development strategy and (v) our strong 2016 TSR performance, the Committee exercised its discretion and increased our CEO and CFO's Corporate Objectives weighting factor from 97.2% to 110%. The Committee believes that a payout at this level is reflective of the Company's overall strong performance for the year when taking these other factors into account and viewed on a holistic basis.

  •
  Our executive long-term equity incentive program was comprised of two elements in 2016:

  o
  The majority of the executives' long-term equity incentives (60%, except 20% in Ms. Singer's case) were awarded in the form of PSUs. We believe these forward-looking awards closely align our executives' interests with those of our shareholders. The number of shares earned at the end of the three-year performance period depends entirely on TSR relative to our established peer group, and if the Company's results are in the bottom quartile, no shares will be earned. We believe that the PSU plan further motivates our executives to achieve strong returns over a sustained period of time.

  o
  40% of the executives' long-term equity incentives (80% for Ms. Singer) were in the form of restricted share grants ("RSs") with a three-year ratable vesting period. We believe this portion of their award reinforces our goal of retention, in addition to incentivizing our executives to increase shareholder value over an extended time frame.

Key Leadership Changes and Succession Planning

        The following key leadership changes occurred in 2016:

  •
  Wayne H. Lingafelter, our Executive Vice President of Development and Construction, separated from the Company on March 31, 2016.

  •
  Roger A. Waesche, Jr., our CEO, departed the Company on May 12, 2016, and he was succeeded by our COO, Stephen E. Budorick.

  •
  Karen M. Singer, our SVP, General Counsel and Secretary, separated from the Company on August 31, 2016.

  •
  Paul R. Adkins joined the Company on November 28, 2016 as Chief Operating Officer.

Named Executive Officers

        This Compensation Discussion and Analysis describes the material elements of compensation for our Named Executive Officers ("NEOs") as listed in the Summary Compensation Table of this proxy.

Compensation Objectives

        The compensation of each executive is closely tied to the Company's performance. We generally target compensation to be commensurate with that of executives performing similar responsibilities for an appropriate peer group of companies. Our executives' compensation relative to that of their counterparts in the peer group can vary based on the individual's skill and experience in the position (both overall and with the Company), the performance of the executive and the business unit managed, the amount that we pay our other executives and the competition in the marketplace for the talents of the executive. We believe that providing the opportunity to earn a higher relative level of total compensation when warranted by superior results and performance is important in order for us to attract, retain and motivate our executives.

        Our incentive programs provide compensation in the form of both annual cash and long-term equity awards in order to reward both annual and long-term performance. The allocation of total compensation between cash and long-term equity awards is reviewed annually in comparison to the peer group to assist in determining the compensation of our executives both in total and by component. The majority of compensation provided is performance-based, linked to a combination of annual and long-term goals. Long-term equity awards represent a significant, if not the largest, component of our NEOs' incentive compensation, as further described in the section below entitled "Long-Term Equity Incentive Awards."

Role of the Compensation Committee of the Board

        The Compensation Committee is appointed by, and acts on behalf of, the Board. The Committee's general purpose includes establishing and periodically reviewing the Company's compensation philosophy and the adequacy of compensation plans and programs for executives and other Company employees. Other responsibilities of the Committee are described in the section entitled "Our Board of Trustees" in this proxy statement.

        Compensation decisions for our NEOs must be approved by the independent non-management members of the Board after recommendation by the Committee. The Board is responsible for oversight of the Committee's activities, except where the Committee has sole authority to act as required by a NYSE listing standard or applicable law or regulation. The Committee has complete and open access to management and any other resources of the Company required to assist it in carrying out its duties and responsibilities, including sole authority, in its discretion, to retain, set compensation for and terminate any consultants, legal counsel or other advisors.

Annual Shareholder Say-on-Pay Votes

        The Company provides its shareholders with the opportunity to cast an annual advisory vote on executive compensation (a "say-on-pay proposal"). At the Company's annual meeting of shareholders held in May 2016, a substantial majority (98.0%) of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this vote was indicative of our shareholders' support of the Company's approach to executive compensation.

        We engage in shareholder outreach throughout the year by hosting investor meetings (with both current and prospective investors) and participating in conferences. The Committee will continue to consider shareholder feedback and the outcome of the Company's say-on-pay votes when making future compensation decisions for the NEOs.

Use of Independent Consultants

        The Committee makes use of analyses provided, at its request, by external consultants in determining executive compensation. Since 2010, the Committee has utilized Pay Governance LLC for these services. The Committee has reviewed the independence of Pay Governance LLC's advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Committee concluded that Pay Governance LLC has no conflicts of interest, and provides the Committee with objective and independent executive compensation advisory services. Pay Governance LLC provides data relevant to reviewing executive compensation, discussions of compensation practices and observations to the Committee regarding compensation programs and pay levels. Pay Governance LLC did not perform any work for the Company at the direction of management during 2016. As appropriate, the Committee meets with its independent consultant in executive session without management present.

Role of Management

        The CEO meets with the Committee to review our compensation philosophy, present analyses based on the Committee's requests and discuss the compensation recommendations the Committee makes to the Board. The CEO presents management's perspective on business objectives, discusses the effect of business results on compensation recommendations, reviews executive compensation data and discusses the other NEOs' performance. Our CEO attends Committee meetings and general meetings of the Board, but he does not attend those portions of Board and Compensation Committee meetings intended to be held without members of management present, including those relating to the CEO's compensation.

        Our Senior Vice President, Human Resources, who reports directly to our CEO, also takes direction from, and provides suggestions to, the Committee, oversees the formulation of compensation plans incorporating the recommendations of the Committee, and assists the Chairman of the Compensation Committee in preparing agendas for the meetings.

Compensation Comparisons

        To meet our objectives of attracting and retaining superior talent, we annually review pay practices of our peers. However, we do not set our NEO pay solely as it relates to peer pay levels. Instead, we use market data to help confirm that our pay practices are appropriate. We review our peer group annually, seeking to include companies that are similar in size and business structure to us. Within this peer group, we then focus on executives with responsibilities similar to ours. In order to provide data for this analysis, the independent consultant obtains an understanding of the goals, objectives and responsibilities of each executive position based on reviews of job descriptions and discussions with management and the Committee.

        The Committee, with the assistance of its independent consultant, evaluated the companies comprising the 2015 peer group and determined that Alexandria Real Estate Equities, Inc. and BioMed Realty Trust, Inc. were no longer appropriate peers based on our defined criteria. The remaining 14 companies were deemed by the Committee to be an appropriately sized peer group for purposes of assessing the compensation of our NEOs for 2016. The peer group includes a blend of publicly-traded office and diversified REITs, with a heavier weighting on office companies. Inclusion was based on the following criteria: business focus; product mix; revenue; market capitalization; geographic location; and other factors. The companies included in the 2016 peer group are set forth below:

Brandywine Realty Trust	Hudson Pacific Properties, Inc.
Columbia Property Trust, Inc.	Kilroy Realty Corporation
Cousins Properties Incorporated(1)	Mack-Cali Realty Corporation
Douglas Emmett, Inc.	Parkway Properties, Inc.(1)
First Potomac Realty Trust.	Piedmont Office Realty Trust, Inc.
Government Properties Income Trust	PS Business Parks, Inc.
Highwoods Properties, Inc.	Washington Real Estate Investment Trust

(1)
On October 7, 2016, following the merger of Cousins Properties Incorporated (CUZ) with Parkway Properties, Inc., CUZ completed a spin-off of certain assets under the name of "New Parkway" (PKY). Following discussion by the Committee, it was decided that PKY would be removed from the Peer Group, and as another suitable peer company was not identified, the remaining 13 companies would constitute the 2016 Peer Group for purposes of assessing TSR for the outstanding PSU Awards.

        The independent consultant provided peer group compensation data to the Committee. Base salaries, annual cash incentive awards, long-term equity awards and total compensation for our NEOs were compared to compensation information for comparable positions in each of the companies in the peer group. The independent consultant provided detailed information at the 25th, 50th and 75th percentiles and the average in order to assist the Committee in understanding how the Company's executive compensation compared to that of its peers.

        As in prior years, the independent consultant also conducted a comprehensive pay for performance assessment of the Company's executive compensation program and the linkage between organizational performance and the value of the compensation delivered to the executives. The assessment indicated that over the three-year period 2013 to 2015, the Company's management team's pay and performance relative to peers were generally aligned.

Base Salary

        We view base salary as the fixed rate of pay throughout the year that is required to attract and retain executives. The base salaries of our NEOs are determined in consideration of their position's scope of responsibilities and their individual skills and experience. They are eligible for periodic increases in their base salary as a result of individual performance and significant increases in their duties and responsibilities. NEOs' salary levels are also influenced by a variety of factors considered by the Committee, including peer group data, the desire to create an appropriate level of differentiation between the NEOs and budget considerations.

        Annual base salary actions in 2016 included the following:

	Base Salary as of December 31,
Name of Executive	2015	2016	% Increase
Stephen E. Budorick	$440,000	$540,000	22.7%
Roger A. Waesche, Jr.	$600,000	N/A	(1)
Paul R. Adkins	N/A	$400,000	N/A
Anthony Mifsud	$350,000	$367,500	5.0%
Wayne H. Lingafelter	$433,340	N/A	(1)
Karen M. Singer	$336,000	N/A	(1)

(1)
Mr. Waesche, Mr. Lingafelter and Ms. Singer separated from the Company during 2016.

        The Board determined that effective January 1, 2016, Mr. Budorick's base salary would be increased by $22,000, or 5.0%, in recognition of his performance as COO in 2015. Effective May 12, 2016, upon his promotion to CEO, Mr. Budorick's base salary was increased to $540,000. Even with this increase, Mr. Budorick is still in the lowest quartile relative to our peers, reflecting his tenure in the position. The Board determined that the base salaries for 2016 reflected above for Mr. Adkins and Mr. Mifsud appropriately reflect their level of responsibility in the Company based on a comparison to market data and to their peers. Effective January 1, 2016, Ms. Singer's base salary was increased 3% to $346,080, which she received until her separation from the Company in August 2016.

Annual Cash Incentive Awards

        Our executives receive annual cash incentive awards based on the Company's overall financial performance and achievement of other stated corporate objectives, as well as each executive's performance against his or her individual objectives. In the first quarter of each year, the Committee approves both performance goals for the annual cash incentive plan and associated potential award payouts. Each executive's potential annual cash incentive award is set as a percentage of the executive's base salary. In 2016, the Committee used a balanced scorecard approach to measuring the Company's performance. We believe this approach rewards our executives for short-term financial achievement as well as for the achievement of strategic objectives that will create value for our shareholders over the longer term. Each objective on the scorecard has three levels of performance achievement (threshold, target and maximum) and the weighted average achievement of these measures establishes the associated payout. Performance at target approximates management's estimate of the related objective as set forth in the annual budget approved by the Board; this level of performance is intended to be challenging, yet attainable. The maximum level of performance for the established objectives is intended to still be attainable with superior performance. If the Company does not achieve threshold level performance of the weighted average of the scorecard objectives, then no annual incentive awards will be made. Actual awards are determined once actual performance with respect to these objectives is known, and results are interpolated between the performance levels as appropriate. The Committee retains the authority to recommend adjustments (increases or decreases) to annual cash incentive awards at its discretion.

2016 Performance Objectives for Annual Cash Incentive Awards

        The Committee, with the assistance of management, developed the 2016 corporate scorecard using the Company's annual budget and information regarding other related business and operations initiatives. The scorecard consists of three categories of Corporate Objectives, weighted as follows:

  1.
  Financial and Operating Measures—70%

  The Company's target financial measures for 2016 were the following:

    o
    diluted funds from operations per share, as adjusted for comparability (defined herein as "diluted FFO per share") of $2.00 (15%);

    o
    diluted adjusted funds from operations per share (defined herein as "diluted AFFO per share") of $1.56 (15%);

    o
    total cash net operating income ("NOI") of $324.6 million (10%);

    o
    same office cash NOI growth of 4.0% (15%); and

    o
    achievement of certain balance sheet metrics, including net debt to adjusted book, average net debt to in-place adjusted EBITDA and year-end debt to in-place adjusted EBITDA (15%).

    Diluted FFO per share, diluted AFFO per share and cash NOI are measures frequently used by equity REITs to evaluate performance. We use these measures because we believe they are useful metrics in evaluating the effectiveness of our operations and are core objectives in our annual budgets. Further, we believe that growth in these measures in the long run contributes to an increase in shareholder value and, as a result, that linking compensation to these measures helps to align the interests of our NEOs with those of our shareholders. The balance sheet metrics noted above are frequently used by equity REITs to evaluate borrowing levels relative to asset value and operating performance. They are integral components of our business plan.

  2.
  Strategic Asset Recycling—15%

  This objective related to the strategic disposition of targeted assets in our portfolio (operating properties and certain land holdings of $458.6 million) that were deemed to be non-strategic to our primary investment strategy. We believe that this objective incentivized decisions in strategically repositioning our portfolio, while raising capital to fund development activities and strengthen our balance sheet.

  3.
  Execution of Low Risk Development Opportunities—15%

  This objective focused our efforts on leasing 800,000 square feet in development properties, as well as, starting new and completing existing construction projects within budget. We feel this objective incentivized our executives to maximize the value of our development pipeline.

        Each executive other than the CEO also had individual objectives approved by the Committee. These objectives were tailored to the operations of the business unit for which the individual was responsible and included managing the mitigation of risks identified by the Company's ERM assessment. As appropriate, individual objectives are either quantitative or qualitative in nature. The Committee evaluated the achievement of our Corporate Objectives for 2016 to assess the CEO's performance, and the CEO recommended his assessment of the other executives' achievement for approval by the Committee. The level of achievement of these objectives influenced the executives' annual cash incentive award payouts.

2016 Annual Cash Incentive Award Targets

        The Committee sets target payouts in consideration of peer levels and differentiation between the NEOs. This is the level to be paid when target performance by the Company is achieved. The expectation is that actual payouts will compare more favorably to peer levels when performance is exceptional. The table below sets forth the 2016 potential award payouts as a percentage of the executive's base salary:

2016 Annual Cash Incentive Award Opportunity as a % of Salary
Name of Executive	Threshold Level Payout	Target Level Payout	Maximum Level Payout
Stephen E. Budorick(1)	61%	121%	183%
Roger A. Waesche, Jr.(2)	N/A	N/A	N/A
Paul R. Adkins(3)	N/A	N/A	N/A
Anthony Mifsud	50%	100%	150%
Wayne H. Lingafelter(2)	N/A	N/A	N/A
Karen M. Singer(2)	N/A	N/A	N/A

(1)
Mr. Budorick, our COO, was promoted to CEO effective May 12, 2016; therefore, his payout levels were blended based on his time in each role.

(2)
Due to the management restructuring that took place in 2016, Mr. Waesche, Mr. Lingafelter and Ms. Singer's 2016 cash incentive award was specified in their separation agreement as a prorated amount based on time worked in 2016 and included in their respective employment separation awards.

(3)
Mr. Adkins joined the Company on November 28, 2016 and therefore was not eligible for a 2016 award.

        Final award levels are determined based on a review of the Corporate Objectives and each executive's achievement of their individual objectives. While our CEO's annual cash incentive award is generally based 100% on achievement of the Corporate Objectives, the actual award payout can be influenced by other factors identified at the Committee's discretion, including our TSR. The other NEOs' annual cash incentive awards are based 75% on achievement of the Corporate Objectives and 25% on achievement of their individual performance objectives, also subject to the Committee's discretion. A summary of individual performance objectives for our other executives is presented below:

  •
  Mr. Budorick: as COO, operating metrics (such as achieving certain measures for revenue generation, leased square footage and occupancy per the Company's business plan) and strategic objectives (including portfolio repositioning, investor relations and organizational leadership). Each objective was weighted equally. As CEO, his annual incentive was determined 100% based on the Corporate Objectives and the Board's evaluation of his performance which for this year included our current year's TSR.

  •
  Mr. Mifsud: effectiveness in capital planning and plan execution; overseeing the budget, forecast and reporting processes; ensuring risk awareness and mitigation and effective internal controls; improvement of the effectiveness of communications with analysts and investors; effectiveness in guiding and leading the accounting and IT functions; and demonstrating executive leadership in strategy and organizational effectiveness. Each objective was weighted equally.

2016 Annual Cash Incentive Award Results

        Following is the scorecard reflecting final results for 2016:

Objective	Weighting	Threshold Level	Target Level	Maximum Level	Actual Results, as Adjusted(3)	Achievement %	Weighted Results
Financial Results
Diluted FFO per share	15.0%	$1.95	$2.00	$2.05	$1.97	70.0%	10.5%
Diluted AFFO per share	15.0%	$1.51	$1.56	$1.61	$1.58	120.0%	18.0%
Total Cash NOI(1)	10.0%	$308.40	$324.60	$340.80	$326.10	104.7%	10.5%
Same office cash NOI growth	15.0%	3.0%	4.0%	5.0%	4.1%	107.0%	16.1%
Maintain leverage at or below target level:
Net debt to adjusted book	5.0%	N/A	39.0%	N/A	40.7%	85.6%	4.3%
Average net debt to in-place adjusted EBITDA	5.0%	N/A	6.5x	N/A	6.48x	100.0%	5.0%
Year-end net debt to in-place adjusted EBITDA	5.0%	N/A	6.1x	N/A	6.0x	106.6%	5.3%
Strategic Asset Recycling	15.0%					65.1%	9.8%
Execute operating property dispositions(1)		$371.1	$436.6	$502.1	$371.9
Execute non-strategic land dispositions(1)		$15.0	$22.0	$30.0	$36.1
Execution of Low Risk Development Opportunities	15.0%					118.0%	17.7%
Development leasing:
Lease-up development properties(2)		600	800	1,000	843
Complete existing construction projects within budget:
Approved budget for projects under construction(1)		$138.5	$134.5	$130.5	$135.9
Budgeted invested development capital for 2016(1)		$103.2	$100.2	$97.2	$62.5

	100.0%						97.2%

(1)
Presented in millions of dollars. Dispositions include assets under contract for sale as of December 31, 2016.

(2)
Presented in thousands of square feet.

(3)
Actual results reflect adjustments discussed below.

        The actual Financial Results metric of the Corporate Objectives, as reflected above, included adjustments by the Committee to exclude the effect of the following:

  •
  completion of property dispositions later in the year than originally planned that, if included, would have improved actual results for diluted FFO per share, AFFO per share and total cash NOI; and

  •
  issuance of $110 million in common shares under the Company's at-the-market stock offering program that, if included, would have improved the three leverage measures included on the scorecard.

The Committee deemed these adjustments necessary to more appropriately reflect the operating performance for the year, and those weighted results combined with below target achievement of Strategic Asset Recycling and above target performance related to Development Leasing resulted in achievement at 97.2% of target for our Corporate Objectives.

        In light of management's efforts resulting in (i) a reorganized management structure that significantly reduced costs and positions the Company for future value creation, (ii) improvements to our balance sheet, (iii) expanded strategic customer relationships, (iv) a newly defined development strategy and (v) our strong 2016 TSR performance, the Committee exercised its discretion and increased our CEO and CFO's Corporate Objectives weighting factor from 97.2% to 110%. This resulted in additional cash incentive awards of $73,635 and $35,280, respectively, to our CEO and CFO. The Committee believes that a total payout including this additional amount at this level is reflective of the Company's overall strong performance for the year when taking these other factors into account and viewed on a holistic basis.

        The chart below shows the actual cash incentive awards for 2016:

			Objectives Weighting %		Objectives Achievement %
	Base Salary	AIA % of Salary at Target					Actual AIA Award	Actual Payout as a % of Salary
Name of Executive			Corporate	Individual	Corporate	Individual
Stephen E. Budorick, CEO(1)	$540,000	125%	100%	0%	110%	N/A	$474,713	137.5%
Stephen E. Budorick, COO(1)	$462,000	115%	75%	25%	110%	100%	$205,988	123.6%
Anthony Mifsud	$367,500	100%	75%	25%	110%	100%	$395,063	107.5%

(1)
Mr. Budorick, our COO, became CEO on May 12, 2016. His annual incentive award totaling $680,701 was calculated based on a blending of his base salary, objectives weighting and target achievements for the time worked in each role.

        Mr. Waesche, Mr. Lingafelter and Ms. Singer's employment with the Company terminated on May 12, 2016, March 31, 2016 and August 31, 2016, respectively, and therefore were not entitled to a cash incentive award, though a portion of the payment due to them under the terms of their separation agreement was tied to their cash incentive award opportunity.

        The chart below reflects our alignment of pay and performance, demonstrating that both our exiting and our incoming CEOs' payout as a percentage of target for actual annual cash incentive awards (and, for 2016, additional cash bonus) for the period 2014 to 2016 tracked commensurate with the indexed TSR in each of those years:

CEO

Long-Term Equity Incentive Awards

        Our long-term equity incentive awards are designed to align the interests of the executives with those of our shareholders by rewarding them for sustained performance. Since these awards vest over time, they also encourage the executives to remain with the Company. The Company's practice is generally to issue such awards to the executives on the date of the first quarterly Board meeting of each year.

        Long-term equity incentives are awarded in two components: PSUs and RSs. The PSU component is earned entirely as a function of the Company's TSR performance over a forward-looking three-year period in comparison to peers. The Committee believes that awarding a majority of the executive long-term equity incentive awards through the use of PSU grants provides for the following:

  •
  Executive and shareholder risks and rewards are more closely aligned by a long-term, forward-looking plan focused solely on relative TSR;

  •
  Retention of key executives is enhanced due to the payout opportunities available in the event of superior relative performance;

  •
  Grants and potential awards under the plan are clearly determined and communicated to the NEOs at the beginning of the performance period; and

  •
  Dividends are accrued but not paid out on the PSUs until, and to the extent, they are earned at the end of the defined performance period, thus putting additional compensation at risk based on performance.

The remainder of the executives' long-term incentive award is made in the form of RSs to provide an element of retention to our plan.

        In 2016, the Board awarded long-term equity incentive grants to Mr. Budorick and Mr. Mifsud that consisted of 60% PSUs and 40% RSs. The 2016 award program continues to deliver the majority of annual long-term incentive awards in the form of performance-based equity, demonstrating our

Board's belief that these awards underscore our objectives of aligning management and shareholder interests while emphasizing our goal of retention.

        Ms. Singer was awarded long-term equity incentive grants that consisted of 20% PSUs and 80% RSs in order to align Ms. Singer's total compensation with that of executives in our peer group serving in comparable positions.

        Due to Mr. Waesche and Mr. Lingafelter's previously disclosed impending separation from the Company, no long-term equity awards were granted to them.

PSU Awards Made in 2016

        On March 1, 2016, the Board granted PSUs as set forth below, at 60% of the respective individuals' long-term equity incentive award (20% for Ms. Singer).

Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary	Value of PSUs Awarded	Number of PSUs Awarded
Stephen E. Budorick(1)	$540,000	225%	$729,009	19,079
Anthony Mifsud	$367,500	100%	$220,510	5,771
Karen M. Singer	$346,080	80%	$55,366	1,449

(1)
Based on a review of peer compensation data related to long-term equity incentives and taking into account his impending promotion to CEO in May 2016, the Board approved increasing Mr. Budorick's target long-term equity award percentage from 140% of base salary to 225% of his base salary for his new role for awards made in March 2016.

        These target award percentages were developed using a broad perspective and multiple data points, including: (1) peer long-term equity award data; (2) the Company's desire to differentiate between NEOs; and (3) the total target compensation to be delivered to NEOs. The number of PSUs granted was derived by dividing the value of the award by the value of each PSU. The value of each PSU was determined using a Monte Carlo simulation of our share price on March 1, 2016 for the performance period January 1, 2016 through December 31, 2018. These grants have a performance period beginning on January 1, 2016 and concluding the earlier of: (1) December 31, 2018; (2) the date of termination by the Company without cause, the death or disability of the executive, or the constructive discharge of the executive (collectively, "qualified termination") or (3) a change in control of the Company.

        The actual number of shares that will be distributed at the end of the performance period ("earned PSUs") will be determined based on the percentile rank of the Company's TSR relative to those of the companies in the 2016 peer group, as set forth in the following schedule, with interpolation between points:

Percentile Rank	Earned PSUs Payout %
75th or greater	200% of PSUs granted
50th	100% of PSUs granted
25th	50% of PSUs granted
Below 25th	0% of PSUs granted

        At the end of the performance period, the Company, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of: (1) the number of earned PSUs in settlement of the award plan; and (2) the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the average of the closing price of our common shares for the 15 days trailing up to the issuance date. PSUs do not carry voting rights.

        With regard to prior year PSU awards, the performance period for the March 2014 PSU grant terminated on December 31, 2016. The Company ended the three-year performance period at the 50th percentile relative to our peers' TSR, resulting in a payout of 100% of the target award to Mr. Budorick in 2017 for that plan. Mr. Mifsud was not a NEO in March 2014; therefore he did not receive any awards under that plan.

        If a performance period ends due to a change in control or qualified termination, the PSU program is terminated and any payout to the executives is prorated based on the portion of the three-year performance period that has elapsed. We believe that this feature of the PSU program is appropriate as it essentially compensates our executives only for the time worked and the results achieved to date. If employment is terminated by the employee or the Company for cause, all PSUs are forfeited.

        On May 30, 2016 and July 12, 2016, Mr. Lingafelter and Mr. Waesche, respectively, were issued fully-vested common shares in settlement of their awards under the 2014 and 2015 PSU Plans. Likewise, on October 30, 2016, Ms. Singer was issued fully-vested common shares in settlement of her awards under the 2014, 2015 and 2016 PSU Plans. Under the terms of those agreements, due to the qualified termination of each executive, the performance period for each Plan terminated and the executive received a prorated payout based on actual performance for the time worked from the grant date of the award to the executive's termination date.

RS Awards Made in 2016

        In 2016, the Board approved grants of RSs to Mr. Budorick and Mr. Mifsud valued at 40% of the executives' target equity award percentages, and at 80% for Ms. Singer based on her role as set forth below:

Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary	Value of RSs Awarded	Number of RSs Awarded
Stephen E. Budorick(1)	$540,000	225%	$486,007	20,335
Anthony Mifsud	$367,500	100%	$147,009	6,151
Karen M. Singer	$346,080	80%	$221,481	9,267

(1)
Based on a review of peer compensation data related to long-term equity incentives and taking into account his impending promotion to CEO in May 2016, the Board approved increasing Mr. Budorick's target long-term equity award percentage from 140% of base salary to 225% of his base salary for his new role for awards made in March 2016.

        RSs vest in equal one-third increments annually over a three-year period provided that the individuals remain employed by the Company. Per the terms of our Amended and Restated 2008 Omnibus Equity and Incentive Plan, the minimum vesting period for performance-based awards, including RSs, stock options PSUs and Share Appreciation Rights ("SARs"), is not less than one year from the date of grant and, for all awards not based on the attainment of performance goals, is not less than three years. The minimum vesting period does not apply to awards made to non-employee Trustees. The Company has not issued stock options since 2009 and has never issued SARs.

        On December 1, 2016, Mr. Adkins was granted a hire-on award of 14,650 RSs pursuant to his offer of employment. These shares will vest ratably over a five-year period beginning on December 1, 2017. We believe this award provides an element of retention for Mr. Adkins.

Pay for Performance and Compensation Program Highlights for 2017:

        Based on the Company's commitment to align pay and performance, the following actions will occur or have already occurred for 2017:

  •
  The 2017 annual cash incentive award plan will use the balanced scorecard measurement process with a greater emphasis on business growth drivers and a continued focus on the achievement of financial and operational goals.

  •
  Based on a review of peer compensation data related to long-term equity incentive awards, the Board approved increasing Mr. Budorick and Mr. Mifsud's long-term equity award percentages from 225% to 250% of base salary and from 100% to 115% of base salary, respectively, for awards made in 2017.

  •
  The majority of our long-term equity awards for our NEOs will continue to be provided in the form of PSUs, and the balance will be in the form of RSs. Mr. Budorick, Mr. Mifsud and Mr. Adkins have been awarded long-term equity incentive grants in the form of 60% PSUs (awarded on January 1, 2017) and 40% RSs (awarded on March 1, 2017). We believe this form of compensation aligns with industry practice and strengthens the retention aspect of our program while continuing to deliver the majority of annual long-term incentive awards in the form of performance-based equity.

  •
  Following the completion of our annual peer group review, it was determined that Parkway Properties, Inc. was no longer an appropriate peer for the Company based on our defined criteria. In addition to the remaining 13 companies, Franklin Street Properties Corp, and TIER REIT, Inc. were deemed by the Committee to be suitable peers constituting an appropriately sized peer group for purposes of assessing the compensation of our NEOs. In November 2016, the Committee approved this peer group to be used for 2017. Management and the Committee believe that this peer group reflects our office, diversified and specialty REIT emphasis and provides more comparability to companies with which we compete for talent, capital and market share.

Retirement Benefits

        Our retirement benefits are designed to assist our executives in accumulating sufficient wealth to provide income during their retirement years. The retirement benefits are designed to attract and retain executives and to encourage such executives to save money for their retirement, while allowing us to maintain a competitive cost structure. Information pertaining to our retirement benefits is set forth below.

401(k) Plan

        Our executives participate in a 401(k) defined contribution plan covering substantially all of our employees. The plan provides for Company matching contributions in an amount equal to an aggregate of 3.5% on the first 6% of participant pre-tax and/or after tax contributions to the plan.

Nonqualified Deferred Compensation Plan

        We offer our senior management team (director level and above), as well as our Trustees, a nonqualified deferred compensation plan. This plan allows for the deferral of up to 100% of a participant's cash compensation on a pre-tax basis and enables such participants to receive a tax-deferred return on such deferrals. Participants may diversify their investments among a wide array of investment alternatives, including mutual funds and brokerage accounts. The plan does not guarantee a return or provide for above-market preferential earnings. The plan is not qualified under the Employee Retirement and Income Security Act of 1974. The deferral account balances increase or decrease in value based on the performance of the investments selected by the participants. Participants in this plan defer their contributions for three years from the beginning of the calendar year following the year in which the deferral election is made. Participants may choose to receive account balances in a lump sum or in five, ten or fifteen annual installments. Upon termination of employment, a participant's account balance will be distributed within 60 days of separation unless the participant is a "specified employee," as defined in the plan, in which case such distribution shall not be made for six months. Payments are due to parties designated by the participant in lump sum upon the death of a participant. Participant account balances are fully vested and participation in the deferred compensation plan is voluntary. Information about the NEOs' participation in our deferred compensation plans is set forth below in the tables entitled "All Other Compensation" and "Nonqualified Deferred Compensation Table."

Severance and Change in Control Benefits

        In accordance with what we believe to be best practice, the Company has shifted away from executive employment agreements for our NEOs. In connection with implementing this shift in approach, the Company utilizes an Executive Severance and Change-in-Control Plan (the "CIC Plan"). The CIC Plan provides for a severance package in the event of the termination of the executive's employment (1) within 12 months of a change in control of the Company, as defined in the CIC Plan or (2) by us without cause or by the employee based upon constructive discharge. The CIC Plan participants must agree to certain non-competition, non-solicitation and confidentiality covenants, and must deliver a release of claims in order to receive payments and benefits under the CIC Plan. We believe that the CIC Plan affords our executives with financial security in the event of a change in control, while ensuring that the Company is able to retain the appropriate knowledge and expertise needed during this situation. We also believe that having this CIC Plan in place helps to encourage the continued dedication of the executives evaluating potential transactions involving the Company which might result in a change in control. On November 28, 2016, the Company entered into an agreement with Mr. Adkins whereby he became a participant in the CIC Plan effective as of that date.

        In 2016, we announced that Mr. Lingafelter, Mr. Waesche and Ms. Singer would depart the Company on March 31, 2016, May 12, 2016 and August 31, 2016, respectively. In connection with their departures, these executives were entitled to receive certain payments and benefits pursuant to the terms of the CIC Plan. Accordingly, each executive is receiving a cash severance payment payable over twelve months following their separation date, vesting of their unvested RSs and vesting of a pro rata portion of their outstanding PSUs based on performance through the date of their departure.

        Due to the authority vested with the executives and the knowledge of Company proprietary information held by such individuals, the Company must protect its real estate interests in each of its major markets. For this reason, the CIC Plan includes a non-compete provision for a 12-month period following termination of employment. The CIC Plan also requires delivery of a release of claims against the Company and related parties in order to be eligible to receive severance payments under such agreement.

Other Benefits and Perquisites

        As employees, our executives are eligible to participate in employee benefit programs generally available to our other employees, including medical, dental, life and disability insurance, as well as participation in an Executive Wellness Program. As with all other employees of the Company, our executives also receive a monetary award for achieving service anniversary milestones. The value of these benefits that is received is essentially equivalent to that offered to the broader management and/or employee group and is included in the tables entitled "Summary Compensation Table" and "All Other Compensation." As demonstrated by the provisions of our CIC Plan, we no longer enter into agreements that contain perquisites that may be considered poor pay practices.

Tax Compliance Policy

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility on certain corporations' income tax return to compensation of $1 million to the chief executive officer and the three most highly-compensated executive officers employed by the Company at the end of the year (other than the Company's chief financial officer). Certain performance-based compensation plans are excluded from this limitation provided that the shareholders approve the plan and certain other requirements are met. The Compensation Committee's policy with respect to Section 162(m) is to make reasonable efforts to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's NEOs with appropriate rewards for their performance. We did not pay any compensation in 2016 that was not deductible under Section 162(m) of the Internal Revenue Code, and we do not believe that any future nondeductible compensation that is paid will have a material impact on the Company.

        Section 409A of the Code relates to the tax treatment of earnings when a payment the Company is obligated to make to an NEO is deferred to a future tax year. The Company, with the assistance of external counsel, continuously reviews all its various executive compensation and benefits plans, as well as employment and other agreements, to ensure compliance with Section 409A.

        Sections 280G and 4999 of the Code relate to a 20% excise tax that may be levied on a payment made to an NEO as a result of a change in control if the payment exceeds three times the individual's base earnings (as defined by the Code section). None of our NEOs is entitled to any tax equalization payment under the Company's CIC Plan. Further, the Company has not entered into any new, or materially amended, employment agreements that provide for such tax equalization payments, consistent with our commitment to executive compensation best practices.

Executive Ownership and Capital Accumulation

        We believe that the ownership of shares in the Company by NEOs assists in aligning their interests with those of our shareholders. Therefore, we have the following share ownership guidelines for our Trustees and NEOs:

Role	Value of Common Shares to be Owned
Trustees	3 times annual retainer and fees for four quarterly meetings
Chief Executive Officer	6 times base salary
President	3 times base salary
Chief Financial Officer	3 times base salary
Chief Operating Officer	3 times base salary

        The ownership guidelines generally include common shares beneficially owned by the respective individuals, including unvested RSs, certain share equivalents under Company sponsored plans and units in the Company's Operating Partnership owned by such individuals, although the guidelines exclude outstanding stock options, PSUs, and any shares or securities which are pledged as collateral for a loan.

        For Trustees and executives in office as of March 1, 2009, the effective date of these ownership guidelines was March 1, 2009. For those individuals, the share ownership goal was determined using their retainers or base salaries in effect, and the common share price, as of that date. The share ownership goal under the ownership guidelines for persons assuming a Trustee or executive level position after March 1, 2009 is determined using their retainers or base salaries as of the date they become subject to the ownership guidelines and the average closing price of our common shares on the NYSE for the 60 trading days prior to such date. Once established, a person's share ownership goal will not change because of changes in his retainer or base salary or fluctuations in our common share price. An individual's share ownership goal will only be re-established upon a change to a different executive position. Generally, individuals will have a five-year period to attain their share ownership goals. If an individual's share ownership goal increases because of a change in position, a five-year period to achieve the incremental amount of shares will begin on the effective date of the change in position.

Trading Controls

        Executives and Trustees are required to receive the permission of our General Counsel and Secretary prior to entering into transactions in Company shares or share equivalents. Executives and Trustees are subject to black-out periods on the trading of Company shares for a period of time before the completion of each quarter-end and a period of time following the release of earnings for each quarter-end.

        Executives and Trustees bear full responsibility if they violate the Company Policy Statement on Securities Trading by permitting shares to be bought or sold without pre-approval by our General Counsel or when trading is restricted. The Policy Statement on Securities Trading also specifically prohibits NEOs and Trustees from participating in any hedging activities in Company shares. The Company also has an anti-pledging policy. Subject to the terms of the policy, executives may not (i) hold securities of the Company in a margin account or pledge securities of the Company as collateral for a loan, or (ii) enter into hedging or monetization transactions or similar arrangements with respect to securities of the Company.

Compensation and Risk

        We reviewed the elements of executive and non-executive compensation to determine whether they encourage excessive or unintended risk-taking and concluded that:

  •
  significant weighting toward long-term equity compensation discourages short-term risk taking;

  •
  vesting schedules for restricted shares and PSUs cause management to have a significant amount of unvested awards at any given time, which creates longer term perspectives and focus;

  •
  performance goals are set based on a business plan approved by the Board and their achievement does not automatically entitle management to annual cash incentive awards or equity awards, which are at the discretion of the Board;

  •
  the Board exercises approval rights over significant investment decisions that could expose the Company to long-term risks;

  •
  share ownership guidelines require management to hold a certain amount of our stock such that the NEOs' interests are aligned with shareholders; and

  •
  our clawback policy allows the Company to recoup incentive awards paid to executives and certain other key employees in the event such recoupment is warranted.

Accordingly, our executives and Board concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

        The following table summarizes the compensation earned by our NEOs for 2016, 2015 and 2014.

Name and Principal Position	Year	Salary	Bonus(1)	Share-Based Compensation Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Stephen E. Budorick	2016	$506,415	$73,635	$1,215,016	$607,066	$9,549	$2,411,681
President and	2015	438,700	—	615,976	506,000	9,275	1,569,951
Chief Executive Officer(5)	2014	413,354	—	517,500	476,100	9,254	1,416,208

Roger A. Waesche, Jr.	2016	327,692	—	—	—	1,580,318	1,908,010
President and	2015	597,500	—	1,199,968	550,000	9,275	2,356,743
Chief Executive Officer(6)	2014	548,846	—	1,100,001	687,500	14,187	2,350,534

Paul R. Adkins	2016	15,385	300,000	417,965	—	—	733,350
Executive Vice President and
Chief Operating Officer(7)

Anthony Mifsud	2016	366,558	35,280	367,519	359,783	9,275	1,138,415
Executive Vice President and	2015	335,408	—	954,198	350,000	10,727	1,650,333
Chief Financial Officer

Wayne H. Lingafelter	2016	174,169	—	—	—	687,080	861,249
Executive Vice President of	2015	432,023	—	541,667	492,112	11,950	1,477,752
Development & Construction(8)	2014	406,446	—	508,736	468,050	22,300	1,405,532

Karen M. Singer	2016	276,488	—	276,847	—	232,964	786,299
Senior Vice President, General	2015	335,500	—	268,775	336,000	19,475	959,750
Counsel and Secretary(9)	2014	325,492	—	260,777	326,000	19,364	931,633

(1)
The amounts included in this column for Messrs. Budorick and Mifsud represent additional discretionary cash amounts awarded in 2017 above the awards determined by actual performance against the pre-established performance objectives for 2016. The amount included in this column for Mr. Adkins represents a signing bonus agreed to by the Company at the commencement of his employment; this payment is subject to recoupment by the Company ratably over a three-year period should Mr. Adkins terminate his employment.

(2)
Represents the grant date fair value of PSUs and RSs awarded during the calendar year. The settlement value of the PSU award, if any, will be realized by the executive at the end of the defined performance period based on relative total shareholder return over such period of performance. See Notes 2 and 15 to the Company's consolidated financial statements included in the Company's Annual Report for the year ended December 31, 2016 for additional information regarding PSUs and RSs.

(3)
Represents annual cash incentive awards paid in 2017, 2016 and 2015 determined by actual performance against the pre-established Company and individual performance objectives as compensation for services performed during 2016, 2015 and 2014, respectively.

(4)
Refer to the table below entitled "All Other Compensation" for details on these amounts, which include perquisites, auto allowances and personal financial and tax preparation fees paid by the Company on behalf of the officers, Company match on employee contributions to the Company's 401(k) and nonqualified deferred compensation plans, employment separation payments and milestone service awards received for attaining a certain length of employment with the Company under a program available to the Company's other employees.

(5)
On May 12, 2016, Mr. Budorick, who was serving as Executive Vice President and COO, was promoted to President and CEO.

(6)
Mr. Waesche, who was serving as our CEO, separated from the Company effective May 12, 2016.

(7)
Mr. Adkins was appointed as Executive Vice President and Chief Operating Officer effective November 28, 2016.

(8)
Mr. Lingafelter, who was serving as Executive Vice President of Development and Construction, separated from the Company effective March 31, 2016.

(9)
Ms. Singer, who was serving as Senior Vice President, General Counsel and Secretary, separated from the Company effective August 31, 2016.

All Other Compensation

Name	Year	Auto Allowance and Lease Costs	Johns Hopkins Wellness Program Participation	Matching of Contributions to 401(k) and Deferred Compensation Plans	Employment Separation Payment	Other	Total
Stephen E. Budorick	2016	$—	$—	$9,275	$—	$274	$9,549
	2015	—	—	9,275	—	—	9,275
	2014	—	—	9,100	—	154	9,254

Roger A. Waesche, Jr.	2016	—	—	9,275	1,555,769	15,274	1,580,318
	2015	—	—	9,275	—	—	9,275
	2014	—	—	9,100	—	5,087	14,187

Anthony Mifsud	2016	—	—	9,275	—	—	9,275
	2015	1,452	—	9,275	—	—	10,727

Wayne H. Lingafelter	2016	—	—	9,275	677,805	—	687,080
	2015	660	2,015	9,275	—	—	11,950
	2014	13,200	—	9,100	—	—	22,300

Karen M. Singer	2016	7,375	1,995	9,275	211,538	2,781	232,964
	2015	10,200	—	9,275	—	—	19,475
	2014	10,200	—	9,100	—	64	19,364

2016 Grants of Plan-Based Awards

        The following table sets forth information about equity and non-equity awards granted to the NEOs for 2016.

									All Other Stock Awards: Number of Shares of Stock (#)(4)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)
										Grant Date Fair Value of Stock Awards ($)(3)(4)(5)
	Grant Type	Grant Date(1)
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Stephen E. Budorick	Annual	3/1/2016	314,146	623,174	937,320
	PSU	3/1/2016				9,540	19,079	38,158		729,009
	Restricted	3/1/2016							20,335	486,007

Paul R. Adkins	Restricted	12/1/2016							14,650	417,965

Anthony Mifsud	Annual	3/1/2016	183,750	367,500	551,250
	PSU	3/1/2016				2,886	5,771	11,542		220,510
	Restricted	3/1/2016							6,151	147,009

Karen M. Singer	PSU	3/1/2016				725	1,449	2,898		55,366
	Restricted	3/1/2016							9,267	221,481

(1)
March 1, 2016 is the date on which the Board established the range of potential cash annual incentive awards for 2016 performance by NEOs employed as of that date. March 1, 2016 is also the effective date on which the Board made grants of PSUs and RSs under the long-term equity incentive program for certain NEOs employed as of that date. In addition, Mr. Adkins received a grant of RSs on December 1, 2016 following has appointment on November 28, 2016.

(2)
As described in the section entitled "Compensation Discussion and Analysis," the Board approved annual cash incentive awards for the NEOs, as a percentage of base salary, for three levels of performance. These columns show the estimated future payouts of annual incentive awards for the three levels of performance approved by the Board for 2016, as converted from the percentages of 2016 base salary.

(3)
The Target column reflects the PSU awards made under the long-term incentive plan granted by the Board effective March 1, 2016. The Threshold and Maximum columns reflect the estimated payout at those levels as indicated by the terms of the PSU award agreement described in the section of this proxy statement entitled "Compensation Discussion and Analysis." The actual awards distributed in 2019 will be a function entirely of the Company's TSR performance over the defined performance period in comparison to peers. At the end of the performance period, the Company, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of: (1) the number of earned PSUs in settlement of the award plan; and (2) the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the average closing price of our common shares for the 15 days trailing up to the issuance date, as defined under the terms of the agreement. In the case of the grant to Ms. Singer, she was issued fully vested common shares in settlement of her awards, which were prorated for her time worked from her grant date to her termination date.

(4)
This column reflects the RSs granted under the long-term incentive plan. The shares granted to Messrs. Budorick and Mifsud vest as the individual remains with the Company in equal one-third increments annually over a three-year period. The shares granted to Mr. Adkins vest in equal one-fifth increments annually over a five-year period. The vesting of the shares granted to Ms. Singer was accelerated in connection with her separation from the Company.

(5)
The grant date fair value of PSUs was $38.21 per PSU as calculated using a Monte Carlo model, which included assumptions of, among other things, the following: baseline common share value of $23.90; expected volatility for our common shares of 20.4%; and risk-free interest rate of 0.96%. The grant date fair value of RSs was calculated using the closing common share price on the NYSE of $23.90 for the grants on March 1, 2016 and $28.53 for the grants on December 1, 2016.

 Outstanding Equity Awards at December 31, 2016

        The table below provides information about unvested RSs and unsettled PSUs as of December 31, 2016 for the NEOs. None of our NEOs held any options to purchase common shares as of that date.

		Stock Awards
Name	Grant Date	Number of Shares That Have Not Vested(1)	Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units ($)(4)
Stephen E. Budorick	3/6/2014	2,603	$81,266	9,784	$305,456
	3/5/2015	5,610	175,144	5,381	167,995
	3/1/2016	20,335	634,859	9,876	308,313

Paul R. Adkins	12/1/2016	14,650	457,373	—	—

Anthony Mifsud	3/1/2014	1,952	60,941	—	—
	2/4/2015	20,000	624,400	—	—
	3/5/2015	3,188	99,529	3,058	95,455
	3/1/2016	6,151	192,034	2,988	93,270

(1)
This column represents the number of RSs awarded. The forfeiture restrictions on these awards that were unvested at December 31, 2016 lapsed or will lapse on the following dates:

Grant Date	Vesting Schedule
3/1/2014	100% of the award vested on 3/1/2017.
3/6/2014	100% of the award vested on 3/6/2017.
2/4/2015	60% vests on 4/1/2018 and 20% vests on each of the following days: 4/1/2019 and 4/1/2020.
3/5/2015	50% of the award vested on 3/5/2017 and 50% vests on 3/5/2018.
3/1/2016	One-third vested on 3/1/2017, and one-third vests on each of the following days: 3/1/2018 and 3/1/2019.
12/1/2016	20% vests on each of the following days: 12/1/2017, 12/1/2018, 12/1/2019, 12/1/2020 and 12/1/2021.
(2)
This column represents the value of the RSs awarded. The value is calculated by multiplying the number of shares subject to vesting or issuable by $31.22, the closing price of our common shares on the NYSE on December 30, 2016.

(3)
The amount reported in this column represents the number of common shares that would be issuable in settlement of the PSUs at the threshold level of performance (except for the PSUs with a March 6, 2014 grant date, which was based on an actual payout of 100% of the award target, as such amount was determinable as of December 31, 2016), including the effect of aggregate dividends declared through December 31, 2016. The PSUs have a performance period beginning on January 1, 2014, January 1, 2015 and January 1, 2016, respectively, and concluding on the earlier of: (1) December 31, 2016, December 31, 2017 and December 31, 2018, respectively; (2) the date of termination by the Company without cause, the death or disability of the executive or the constructive discharge of the executive (collectively, "qualified termination"); or (3) the date of a sale event. At the end of the performance period, the Company, in settlement of the award, will issue a number of fully-vested common shares equal to the sum of: (1) the number of earned PSUs in settlement of the award plan; and (2) the aggregate dividends that would have been paid with respect to the common shares issued in settlement of the earned PSUs through the date of settlement had such shares been issued on the grant date, divided by the average of the closing price of our common shares for the 15 days trailing up to the issuance date, as defined under the terms of the agreement.

(4)
This column represents the market value of the PSU awards. The value is calculated by multiplying the number of common shares that would be issuable in settlement of the PSUs at the threshold level of performance (except for the PSUs with a March 6, 2014 grant date, which was based on an actual payout of 100% of the award target, as such amount was determinable as of December 31, 2016), as reported in the previous column, by $31.22, the closing price of our common shares on the NYSE on December 30, 2016.

Stock Vested in 2016

        The table below provides information about the value realized on RSs vesting during 2016 for the NEOs.

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Stephen E. Budorick	11,696	$307,841
Roger A. Waesche, Jr.	30,839	835,621
Anthony Mifsud	4,738	113,243
Wayne H. Lingafelter	13,790	356,770
Karen M. Singer	23,430	604,999

(1)
Value realized on vesting of RSs is calculated by multiplying the closing price of our common shares as reported by the NYSE on the day before the vesting date by the number of shares vesting.

Nonqualified Deferred Compensation

        The following table shows the contributions, earnings and account balances for the NEOs in the Company's nonqualified deferred compensation plan:

Named Executive	Executive Contributions in 2016	Aggregate Earnings in 2016(1)	Aggregate Distributions in 2016	Aggregate Balance at 12/31/16(2)
Roger A. Waesche, Jr.	$—	$(18,843)	$(601,659)	$687,219
Karen M. Singer	—	68,627	(28,456)	736,015

(1)
The amounts in this column reflect aggregate earnings on participant-directed investments. The nonqualified deferred compensation plan does not pay above-market interest rates.

(2)
The table below sets forth the portions of the amounts included in this column that were reported in the Summary Compensation Table appearing in the Company's proxy statements in this year or in prior years:

	Amounts Reported as Compensation
Named Executive	Current Year	Prior Years	Total
Roger A. Waesche, Jr.	$—	$538,901	$538,901
Karen M. Singer	—	450,105	450,105

Potential Payments on Termination, Change in Control, Death or Disability

        The CIC Plan provides for the following severance package in the event of termination of the covered executive's employment (1) within 12 months of a change in control of the Company or (2) by us without cause or by the executive based upon constructive discharge:

  •
  severance payment equal to the sum of (A) current annualized base salary plus (B) the average of the three most recent annual incentive awards, multiplied by 2.99 if due to change in control or 1.0 (or in the case of our CEO, 2.0) if due to termination without cause or constructive discharge;

  •
  a pro-rated annual incentive cash bonus for the year of termination;

  •
  continued medical, dental and vision benefits for 12 months following termination unless such benefits are available through other employment after termination;

  •
  full vesting of previously unvested options, restricted shares and other equity awards subject to time-based vesting with the right to exercise options for up to 18 months following termination; and

  •
  vesting of performance-based equity awards in accordance with the terms of the applicable award agreements. We believe that the termination of the PSU program upon a change in control resulting in a pro-rata payout based on the portion of the performance period completed essentially compensates our executives only for the time worked and the results achieved to the date of the change in control.

        The severance payments will be paid in substantially equal monthly installments over 12 months, or if as a result of a change in control, severance will be paid in a lump sum. Such payments will be made in accordance with the provisions of Section 409A of the Internal Revenue Code, and do not provide for any gross-up on excise taxes.

        Under the CIC Plan, a termination by us without cause is termination of employment for any reason other than (1) expiration of the term of the employment agreement or any renewal term; (2) termination upon disability; or (3) a "for-cause" termination. A "for-cause" termination is the termination of employment by us on the basis or as a result of (i) an executive's conviction or disposition other than "not guilty" of a felony, a crime of moral turpitude or any crime in connection with any financial, business or commercial enterprise or transaction; (ii) a final judgment or other finding by a federal or state court or federal or self-regulatory agency that an executive has committed an intentional or reckless violation of security laws; (iii) any actions engaged in by an executive constituting a violation of law, dishonesty, bad faith or willful disregard of duties in connection with his services with respect to the Employer; (iv) any act of willful misconduct committed by an executive directly or indirectly related to the executive's employment or services with respect to the Company, including but not limited to, misappropriation of funds, dishonesty, fraud, unlawful securities transactions or a material violation of the Company's Code of Business Conduct and Ethics or the Code of Ethics for Financial Officers; or (v) the willful or negligent failure of an executive to perform his duties hereunder, which failure continues for a period of thirty (30) days after written notice thereof is given to the executive.

        Under the CIC Plan, constructive termination is termination initiated by the individual upon being "constructively discharged" by us, which means the occurrence of any of the following events (not in connection with a "for-cause" termination): (1) an executive is not re-elected to, or is removed from his position with the Company, other than as a result of the executive's election or appointment to positions of equal or superior scope and responsibility; or (2) a material diminution in an executive's responsibilities, authority or duties; or (3) the Company changes the primary employment location of the executive to a place that is more than fifty (50) miles from 6711 Columbia Gateway Drive,

Columbia, Maryland; or (4) the Company otherwise commits a material breach of its obligations under these agreements.

        Under the CIC Plan, a change in control means the occurrence of any of the following during the term of the employment agreement: (1) the consummation of the acquisition by any person, (as such term is defined in Section 13(d) or 14(d) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power embodied in the then outstanding voting securities of the Company or the employee's employer; (2) the consummation of: (a) a merger or consolidation of the Company or the employee's employer, if the shareholders of the Company or the employer of the employee immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Company or the employee's employer outstanding immediately before such merger or consolidation; or (b) the sale or other disposition of all or substantially all of the assets of the Company or the employer of the employee; or (3) approval by the shareholders of the Company or the employer of the employee of a complete or substantial liquidation or dissolution of the Company or the employer of the employee.

        The table below reflects the payments that would be made to the NEOs pursuant to the provisions discussed above, assuming that the applicable termination event described occurred on December 31, 2016.

Name	Cash Severance Payments	Continuation of Medical/ Welfare Benefits(1)	Value of RS Vestings(2)	Value of PSU Vestings(3)	Total Termination Benefits
Stephen E. Budorick
Premature/Constructive Termination	$1,043,700	$15,397	$891,269	$542,325	$2,492,691
Change in Control	3,120,663	15,397	891,269	542,325	4,569,654
Death or Disability	—	—	891,269	542,325	1,433,594
Paul R. Adkins
Premature/Constructive Termination	860,000	15,397	457,373	—	1,332,770
Change in Control	2,571,400	15,397	457,373	—	3,044,170
Death or Disability	—	—	457,373	—	457,373
Anthony Mifsud
Premature/Constructive Termination	594,167	15,397	976,904	213,529	1,799,997
Change in Control	1,336,873	15,397	976,904	213,529	2,542,703
Death or Disability	—	—	976,904	213,529	1,190,433

(1)
These benefits were computed based on the monthly medical and welfare benefits for the named executive officers as of December 31, 2016 multiplied by the number of months over which such benefits are to continue beyond such executives' employment termination.

(2)
Value of a RS vesting is calculated by multiplying the number of shares subject to vesting as of December 31, 2016 by $31.22, the closing price of our common shares on the NYSE on December 30, 2016.

(3)
Value of PSU vestings is calculated by multiplying the number of common shares that would be issuable in settlement of unvested PSUs (including the effect of aggregate dividends declared through December 31, 2016) by $31.22, the closing price of our common shares on the NYSE on December 30, 2016. The number of shares issuable in settlement would be prorated based on the portion of the three-year performance period that has elapsed in the event of a change in control.

 Proposal 6—Approval of the 2017 Omnibus Equity and Incentive Plan

        On March 8, 2017, the Board adopted the 2017 Omnibus Equity and Incentive Plan (the "2017 Plan"), subject to the approval of our shareholders. The 2017 Plan will become effective if and when it is approved by our shareholders and will replace our Amended and Restated 2008 Omnibus Equity and Incentive Plan (the "2008 Plan"), effective as of such date, whereupon no further awards will be made under the 2008 Plan.

        By adopting the 2017 Plan we may continue to use equity awards to attract, retain and motivate employees. We believe that having a plan in place with a sufficient number of shares is critical to our ability to attract, retain and motivate employees in a highly competitive marketplace and ensure that the Company's executive compensation is structured in a manner that aligns the executives' interests with the success of the Company. The following highlights key reasons why we believe shareholders should approve the 2017 Plan:

Reasonable Plan Cost

  •
  Permits continued alignment of interests through use of equity compensation

  •
  Reasonable number of shares requested—3,400,000 shares

  •
  Awards would not have a substantially dilutive effect (issuance of all shares is less than 3.4% of outstanding shares and common units)

  •
  No additional awards will be issued under the 2008 Plan—655,503 shares remaining available under the 2008 Plan (equating to full-value awards for 362,156 shares) will not be utilized

Responsible Grant Practices

  •
  0.83% three-year average burn rate—well below ISS industry standard of 2.55%

  •
  All equity awards granted to NEOs vest ratably over at least three years

  •
  60% of the equity awards granted to each NEO are PSUs subject to vesting based on relative TSR over a three-year period

  •
  PSU payout prorated upon termination and change in control

  •
  Clawback policy applies to equity awards

  •
  Robust share ownership guidelines

Shareholder-Friendly Plan Features

  •
  No single trigger change in control vesting acceleration of time-based awards

  •
  No liberal share recycling—shares withheld for tax withholding, net exercise or exercise payment not added back

  •
  No repricing permitted without shareholder approval

  •
  Shareholder approval required to increase the share reserve (i.e., no "evergreen" feature)

  •
  No dividends or distributions permitted to be paid on unearned performance-based awards

The Board recommends a vote "FOR" approval of the 2017 Plan.

Shares Available for Issuance

        The number of common shares available for issuance under the 2017 Plan is 3,400,000 and will not be increased by the number of unused shares under the 2008 Plan.

        As of March 2, 2017, there were 655,503 shares available under the 2008 Plan (equating to full-value awards for 362,156 shares). We will not grant any awards under the 2008 Plan prior to the Annual Meeting and, as a result, if the 2017 Plan is approved, these shares will not be utilized. As of March 2, 2017, the number of shares to be issued upon the exercise of outstanding options, warrants and rights for which we have reserved shares under the 2008 Plan is equal to 328,434, which includes: (i) 157,946 shares issuable pursuant to performance share awards if maximum performance is achieved (none of which were vested), (ii) 46,263 shares issuable pursuant to outstanding deferred share awards (24,944 of which were unvested) and (iii) 124,225 common shares subject to outstanding options (all of which were vested and exercisable). The weighted average exercise price and term to maturity of these outstanding options was $39.37 per share and 1.0 year, respectively. In addition, an aggregate of 443,556 unvested restricted shares granted under the 2008 Plan were outstanding as of March 2, 2017.

        Shares underlying awards that are forfeited, canceled or otherwise terminated (other than by exercise) under the 2017 Plan and the 2008 Plan will be added back to the shares available for issuance under the 2017 Plan. Shares tendered or held back for taxes or to cover the exercise price of an option will not be added back to the reserved pool under the 2017 Plan.

        As of March 2, 2017, the Company had 98,849,553 common shares outstanding. As of March 2, 2017, the Company's Operating Partnership had 3,405,391 common units outstanding that were not owned by the Company and are exchangeable into common shares on a one-for-one basis, subject to certain conditions.

Burn Rate

        The following table sets forth information regarding historical awards granted (or, for awards subject to performance-based vesting, vested) for each of the last three fiscal years and our corresponding annual burn rate calculated in the manner described below:

	2016	2015	2014
Share Options Granted (A)	—	—	—
Time-Based Full-Value Shares Granted(1)	256,881	225,080	216,607
Performance-Based Full-Value Shares Vested(2)	42,906	15,289	40,309
Total Full Value Shares (B)	299,787	240,369	256,916
Weighted average common shares/units outstanding during the fiscal year (C)(3)	98,135,000	97,606,000	91,989,000
Annual Burn Rate ((A+(B*3))/C)(4)	0.92%	0.74%	0.84%

Three Year Average Burn Rate(5)			0.83%

(1)
Reflects the sum of restricted share and deferred share award grants during the year.

(2)
Represents common shares issued in settlement of vested PSUs.

(3)
For each year, represents the weighted average number of common shares of the Company and common units of the Company's Operating Partnership outstanding during the year. Because the Company is a real estate investment trust that conducts substantially all of its operations through an operating partnership, both common shares of the Company and common units of the Company's Operating Partnership not owned by the Company are included for purposes of calculating our burn rate. Each common unit of the Company's Operating Partnership is exchangeable into common shares on a one-for-one basis, subject to certain conditions.

(4)
Burn rate represents: (a) the sum of (i) share options granted plus (ii) (A) the sum of the number of shares subject to time-based full-value awards granted during the year and the number of shares subject to performance-based full-value awards that vested during the year multiplied by (B) 3.0, which is a multiplier that is intended to reflect the greater value delivered by full-value awards as compared to share options for purposes of comparing burn rates among companies that may utilize different forms of equity awards, divided by (b) the weighted average number of common shares of the Company and common units of the Company's Operating Partnership outstanding during the year.

(5)
As illustrated in the table above, our three-year average burn rate for the last three fiscal years was 0.83%, which is well below the ISS industry category burn rate threshold of 2.55%.

Summary of the 2017 Plan

        The following description of certain material features of the 2017 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2017 Plan that is attached hereto as Annex B.

        Shares Available.    The maximum number of common shares to be issued under the 2017 Plan is 3,400,000. Based solely on the closing price of our common shares as reported on the NYSE on March 2, 2017, the maximum aggregate market value of the 3,400,000 shares that could potentially be issued under the 2017 Plan is $115.1 million. Shares underlying awards that are forfeited, canceled or otherwise terminated (other than by exercise) under the 2017 Plan and the 2008 Plan will be added back to the shares available for issuance under the 2017 Plan.

        No Liberal Share Recycling.    Shares tendered or held back for taxes or to cover the exercise price of an option will not be added back to the reserved pool under the 2017 Plan. Upon the exercise of a share appreciation right that is settled in common shares, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool. In the event we repurchase shares on the open market, such shares shall not be added to the shares available for issuance under the 2017 Plan.

        Types of Awards.    The types of awards permitted under the 2017 Plan will include share options, share appreciation rights, restricted share unit awards, restricted share awards, unrestricted share awards, cash-based awards, dividend equivalent rights and other equity-based awards.

        Eligibility.    All officers, employees, non-employee trustees and consultants of the Company and its subsidiaries will be eligible to receive awards under the 2017 Plan. Persons eligible to participate in the 2017 Plan will be those officers, employees, non-employee trustees and consultants of the Company and its subsidiaries as selected from time to time by the Administrator (as defined below). Approximately 387 individuals are currently eligible to participate in the 2017 Plan.

        Plan Administration.    The 2017 Plan will be administered by either the Compensation Committee of the Board, the Board or by such other committee of the Board performing the functions of the Compensation Committee (in either case, the "Administrator"). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, including the right to accelerate vesting of awards, subject to the provisions of the 2017 Plan. Subject to applicable law, unless the Administrator determines others, in its sole discretion, the Chief Executive Officer of the Company is authorized to exercise any and all of the Administrator's power and authority with respect to awards held by individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

        Change in Control.    The 2017 plan does not provide for any automatic vesting in the event of a "change in control" (as defined in the 2017 Plan). The Administrator may terminate all outstanding share options and share appreciation rights granted under the 2017 Plan in the event of a change in control, in which case the share options and share appreciation rights will become fully vested and exercisable as of the effective time of such transaction and the Administrator may (i) make or provide for a payment, in cash or in kind, for each share subject to such a share option or share appreciation right, in exchange for the cancellation thereof, in an amount equal to the difference between the per share consideration received in the transaction and the exercise price of such award or (ii) permit holders of share options and share appreciation rights to exercise such awards (to the extent exercisable as of the consummation of the transaction) within a specified period of time prior to the transaction.

        Clawback Policy.    All awards granted under the 2017 Plan will be subject to our clawback policy in effect from time to time.

        Term.    No awards may be granted under the 2017 Plan ten years or more after the date of shareholder approval.

        Repricing.    The Administrator may not reprice or reduce the exercise price of any outstanding options or share appreciation rights, other than as a result of a proportionate adjustment made in connection with a reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, extraordinary dividend or other similar event.

        Limitations on Individual Grants of Options or Share Appreciation Rights.    The maximum award of options or share appreciation rights granted to any one individual will not exceed 1,360,000 shares (subject to adjustment for share splits and similar events) for any calendar year period.

        Limitations on Awards to Non-Employee Trustees.    The maximum value of awards under the 2017 Plan to any non-employee trustee in any calendar year, other than the chairman of the Board or lead trustee, if any, will not exceed $500,000.

        Performance-Based Compensation.    To ensure that certain awards granted under the 2017 Plan to a "Covered Employee" (as defined in the Code) qualify as "performance-based compensation" under Section 162(m) of the Code, the 2017 Plan provides that the Administrator may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and/or amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our common shares, (4) economic value-added, (5) funds from operations, adjusted funds from operations or similar measure, (6) sales or revenue, (7) acquisitions, dispositions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity, or investment, (11) shareholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share, (21) rent growth, (22) objectively determinable expense management, (23) capital deployment, (24) development milestones, (25) sales or market shares and (26) number of customers, any of which may be measured either in absolute terms, or on a per share basis, as compared to any incremental increase or as compared to results of a peer group. The Administrator may adjust any evaluation of performance under a performance criteria to exclude any of the following events that occurs during a performance cycle in order to prevent the dilution or enlargement of the rights of an individual: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results,

(iv) accruals for reorganizations and restructuring programs and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board's authoritative guidance and/or in management's discussion and analysis of financial condition of operations appearing in the Company's annual report to shareholders for the applicable year, provided, that the Administrator may not exercise such discretion in a manner that would increase the "performance based compensation" to an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for share splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 700,000 shares of common shares for any performance cycle. If a performance-based award is payable in cash to any executive, it cannot exceed $10,000,000 for any performance cycle.

        Share Options.    The 2017 Plan permits the granting of (1) options intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2017 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee trustees and consultants. The exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our common shares on the date of grant.

        The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Administrator. Options may be exercised in whole or in part by giving written or electronic notice to the Company or its designee.

        Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator, or by delivery (or attestation to the ownership following such procedures as we may prescribe) of shares that are not subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

        To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

        Share Appreciation Rights.    The Administrator may award share appreciation rights to participants subject to such conditions and restrictions as the Administrator may determine, provided that the exercise price may not be less than 100% of the fair market value of our common shares on the date of grant. Share appreciation rights are settled in common shares. In addition, no share appreciation right shall be exercisable more than ten years after the date the share appreciation right is granted.

        Restricted Share Units.    Restricted share unit awards are ultimately payable in the form of common shares and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator's sole discretion, and subject to the participant's compliance with the procedures established by the Administrator and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted share unit award.

        Restricted Shares.    The Administrator may award shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restriction period. Cash dividends on restricted shares that remain subject to the attainment of performance criteria must be retained by, or repaid by the grantee to, the Company; provided that, an amount equal to such cash dividends retained or repaid by the grantee may be paid to the grantee upon the lapsing of such performance-criteria.

        Unrestricted Shares.    The 2017 Plan gives the Administrator discretion to grant share awards free of any restrictions. Unrestricted shares may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

        Cash-Based Awards.    Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in common shares, as the Administrator determines.

        Dividend Equivalent Rights.    Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to dividends on a specified number of common shares. Dividend equivalent rights may be settled in cash or shares and are subject to other conditions as the Administrator shall determine. Dividend equivalents payable with respect to awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained. Dividend equivalent rights shall not be granted to any grantee as a component of an option or a share appreciation right.

        Other Equity-Based Awards.    The Administrator may grant units or any other membership or ownership interests (which may be expressed as units or otherwise) in a subsidiary (or other affiliate of the Company), with any shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the provisions of the 2017 Plan.

        Dividends on Unearned Performance-Based Awards.    Cash dividends on other equity-based awards that remain subject to the attainment of performance criteria must be retained by, or repaid by the grantee to, the Company; provided that, an amount equal to such cash dividends retained or repaid by the grantee may be paid to the grantee upon the lapsing of such performance-criteria.

        Adjustments for Stock Dividends, Stock Splits, Etc.    The 2017 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to 2017 Plan, to certain limits in the 2017 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

        Tax Withholding.    Participants in the 2017 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares to be issued pursuant to an option exercise or other award. Additionally, the Administrator may provide for mandatory share withholding up to the required withholding amount.

        Amendments and Termination.    Generally, under current NYSE rules, all material amendments to the 2017 Plan, including those that materially increase the number of shares available, expand the types of awards available or the persons eligible to receive awards, extend the term of the 2017 Plan, change the method of determining the exercise price of options or delete or limit any provision prohibiting the repricing of options, must be approved by our common shareholders. The Board may determine to make amendments subject to the approval of the common shareholders for purposes of complying with the rules of the NYSE or to preserve the qualified status of incentive options or ensure that compensation earned under the 2017 Plan qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Otherwise, our Board may amend or discontinue the 2017 Plan at any time.

Tax Aspects Under the Code

        The following is a summary of the principal federal income tax consequences of certain transactions under the 2017 Plan. It does not describe all federal tax consequences under the 2017 Plan, nor does it describe state or local tax consequences.

        Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

        An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

        If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally: (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof; and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

        Non-Qualified Options.    No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally: (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount; and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

        Other Awards.    We will generally be entitled to a tax deduction in connection with an award under the 2017 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

        Parachute Payments.    The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments," as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

        Limitation on the Company's Deductions.    As a result of Section 162(m) of the Code, our deduction for certain awards under the 2017 Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2017 Plan is structured to allow certain grants to qualify as performance-based compensation.

New Plan Benefits

        Because the grant of awards under the 2017 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2017 Plan.

Vote Required

        Because this proposal is required to be approved by shareholders under the rules of the New York Stock Exchange, the affirmative vote of a majority of the votes cast on this proposal (including votes for and against and abstentions as votes cast) will be required for approval. For these purposes, abstentions will be treated as votes cast and broker non-votes will not be treated as votes cast.

Recommendation

        The Board recommends a vote "FOR" approval of the 2017 Plan.

Equity Compensation Plan Information

        The table below provides information as of December 31, 2016 regarding our compensation plans under which equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods and services.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders	342,354	(1)	$43.35	(2)	1,157,284	(3)
Equity compensation plans not approved by security holders	—		N/A		—

Total	342,354		$43.35		1,157,284

(1)
Includes the following:

i.
94,991 shares issuable pursuant to 49,466 PSUs outstanding as of December 31, 2016. The 94,991 shares includes 85,207 shares that would be issuable in settlement of 40,617 unvested PSUs at the maximum level of performance and 9,784 shares issuable in settlement of 8,849 vested but unsettled PSUs based on an actual payout of 100% of the award target, as such amount was determinable as of December 31, 2016; these amounts include the effect of aggregate dividends declared through December 31, 2016.

  ii.
  46,263 shares issuable pursuant to outstanding deferred share awards (24,944 of which were unvested as of December 31, 2016); and

  iii.
  201,100 common shares subject to outstanding options (all of which were vested and exercisable).

(2)
Because there is no exercise price associated with PSUs or deferred share awards, these awards are not included in the weighted-average exercise price calculation.

(3)
Represents shares available under the 2008 Plan after reserving for shares issuable pursuant to the outstanding PSU awards, deferred share awards and options included in column (a) of the table above. Because each share issued pursuant to full-value awards count against the number of shares remaining available as 1.81 shares, the number of shares remaining available equates to full-value awards for 639,383 shares.

The table above excludes 371,247 RSs that the Company had outstanding as of December 31, 2016.

        As of March 2, 2017, the Company had 98,849,553 common shares outstanding. As of March 2, 2017, the Company's Operating Partnership had 3,405,391 common units outstanding that were not owned by the Company and are exchangeable into common shares on a one-for-one basis, subject to certain conditions.

        As of March 2, 2017, there were 655,503 shares available under the 2008 Plan (equating to full-value awards for 362,156 shares). We will not grant any awards under the 2008 Plan prior to the Annual Meeting and, as a result, if the 2017 Plan is approved, these shares will not be utilized. As of March 2, 2017, the number of shares to be issued upon the exercise of outstanding options, warrants and rights for which we have reserved shares under the 2008 Plan is equal to 328,434, which includes: (i) 157,946 shares issuable pursuant to performance share awards if maximum performance is achieved (none of which were vested), (ii) 46,263 shares issuable pursuant to outstanding deferred share awards (24,944 of which were unvested) and (iii) 124,225 common shares subject to outstanding options (all of which were vested and exercisable). The weighted average exercise price and term to maturity of these outstanding options was $39.37 per share and 1.0 year, respectively. In addition, an aggregate of 443,556 unvested restricted shares granted under the 2008 Plan were outstanding as of March 2, 2017.

ANNEX A

CORPORATE OFFICE PROPERTIES TRUST

ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

        FIRST:    The Amended and Restated Declaration of Trust of Corporate Office Properties Trust, a Maryland real estate investment trust (the "Trust"), is hereby amended by deleting Section 6.9 of Article VI of the Amended and Restated Declaration of Trust in its entirety and replacing it with the following:

    "Section 6.9    Declaration and Bylaws.    All shareholders are subject to the provisions of the Declaration of Trust and the Bylaws of the Trust. Except as otherwise specifically required by law, the Trustees and the Shareholders shall each have the power to adopt, amend and modify the Bylaws of the Trust in the manner set forth in the Bylaws as the same may be amended or modified from time to time."

        SECOND:    The amendment to the Amended and Restated Declaration of Trust as set forth above has been duly advised by the board of trustees of the Trust and approved by the shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on such amendment.

        THIRD:    The undersigned President and Chief Executive Officer acknowledges these Articles of Amendment to be the corporate act of the Trust and as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that to the best of the President and Chief Executive Officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

        IN WITNESS WHEREOF, the Trust has caused these Articles to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this             day of May, 2017.

ATTEST:	CORPORATE OFFICE PROPERTIES TRUST a Maryland real estate investment trust
	By:	(SEAL)
David L. Finch, Secretary		Stephen E. Budorick, President and Chief Executive Officer

A-1

 SECOND AMENDMENT TO
AMENDED AND RESTATED
BYLAWS OF
CORPORATE OFFICE PROPERTIES TRUST
(THE "TRUST")

(effective on                        , 2017)

        The following amendment is effective as of                        , 2017 as approved by the unanimous written consent of the Trust's Board of Trustees:

          1.     Article XIV—Article XIV of the Amended and Restated Bylaws is hereby deleted in its entirety and replaced with the following provision:

"ARTICLE XIV
AMENDMENT OF BYLAWS

    The Trustees shall have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws; provided, that no amendment or revisions shall be made to clauses (a) or (b) of Article II, Section 8 or to this Article XIV unless such amendment or revision is approved by a vote of the shareholders of the Trust taken in accordance with clause (c) of Article II, Section 8. The shareholders shall also have the power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws by the affirmative vote of a majority of all the votes entitled to be cast on the matter; provided, that the shareholders shall not have the power to amend, alter, revise or supplement this Article XIV in any manner that alters the Trustees' power to adopt, alter or repeal any provision of these Bylaws or to make new Bylaws."

          2.     In the event of any conflict between this amendment and the Amended and Restated Bylaws, this amendment shall prevail.

          3.     All other terms and provisions of the Amended and Restated Bylaws shall remain in full force and effect.

A-2

Annex B

CORPORATE OFFICE PROPERTIES TRUST

2017 OMNIBUS EQUITY AND INCENTIVE PLAN

SECTION 1.    GENERAL PURPOSE OF THE PLAN; DEFINITIONS

        The name of the plan is the Corporate Office Properties Trust 2017 Omnibus Equity and Incentive Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Trustees and Consultants of Corporate Office Properties Trust (the "Company") and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

        The following terms shall be defined as set forth below:

          "Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "Administrator" means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Trustees who are independent.

          "Award" or "Awards," means an award under the Plan and, except where referring to a particular category of grant under the Plan, shall include Incentive Options, Non-Qualified Options, Share Appreciation Rights, Restricted Share Unit Awards, Restricted Share Awards, Unrestricted Share Awards, Cash-Based Awards, Dividend Equivalent Rights, Units and other equity-based Awards as contemplated herein.

          "Award Certificate" means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

          "Board" means the Board of Trustees of the Company.

          "Cash-Based Award" means an Award entitling the recipient to receive a cash-denominated payment.

          "Change in Control" means (i) the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power embodied in the then outstanding voting securities of the Company; (ii) the consummation of: (a) a merger or consolidation of the Company, if the shareholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50 percent of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (b) a sale or other disposition of all or substantially all of the assets of the Company; (iii) the approval by the shareholders of the Company of a dissolution or liquidation of all or substantially all of the Company's assets or (iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the "Incumbent Trustees") cease for any reason to constitute at least a majority of the members of the Board; provided that any member of the Board whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Trustees, shall be deemed to be an Incumbent Trustee; provided further, however, that no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to the members of the Board or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Trustee.

          "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

          "Consultant" means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

          "Covered Employee" means an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code.

          "Dividend Equivalent Right" means an Award entitling the grantee to receive credits based on dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the grantee.

          "Effective Date" means the date on which the Plan becomes effective as set forth in Section 21.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Fair Market Value" of the Shares on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the Shares are listed on the New York Share Exchange ("NYSE") or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

          "Family-Member" of a grantee means a grantee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee's household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

          "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

          "Non-Employee Trustee" means a member of the Board who is not an employee of the Company or any Subsidiary; provided, however, "Non-Employee Trustees" may serve as consultants to the Company or a Subsidiary.

          "Non-Qualified Option" means any Option that is not an Incentive Option.

          "Operating Partnership" means Corporate Office Properties, L.P., a Delaware limited partnership.

          "Option" means any option to purchase Shares granted pursuant to Section 5.

          "Performance-Based Award" means any Restricted Share Award, Restricted Share Unit Award, Units or Cash-Based Award granted to a Covered Employee that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations promulgated thereunder.

          "Performance Criteria" means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to one or more of the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Shares, economic value-added, funds from operations, adjusted funds from operations or similar measure, sales or revenue, acquisitions, dispositions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, rent growth, objectively determinable expense management, capital deployment, development milestones, sales or market shares and number of customers, any of which may be measured either in absolute terms, or on a per share basis as compared to any incremental increase or as compared to results of a peer group. The Administrator may adjust any evaluation of performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board's authoritative guidance and/or in management's discussion and analysis of financial condition of operations appearing in the Company's annual report to shareholders for the applicable year; provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee.

          "Performance Cycle" means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee's right to and the payment of a Performance-Based Award. Each period shall not be less than 12 months.

          "Performance Goals" means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

          "Restricted Shares" means the Shares underlying a Restricted Share Award that remain subject to a risk of forfeiture or the Company's right of repurchase.

          "Restricted Share Award" means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

          "Restricted Share Units" means the units underlying a Restricted Share Unit Award, each of which represents the right to receive one Share or a cash payment equal to the Fair Market Value of one Share at the time and upon the conditions applicable to the Restricted Share Unit Award.

          "Restricted Share Unit Award" means an Award of Restricted Share Units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

          "Section 409A" means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

          "Shares" means the common shares of beneficial interest, $.01 par value per share of the Company, subject to adjustments pursuant to Section 3.

          "Share Appreciation Right" means an Award entitling the recipient to receive Shares having a value equal to the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of the Share Appreciation Right multiplied by the number of Shares with respect to which the Share Appreciation Right shall have been exercised.

          "Subsidiary" means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

          "Ten Percent Owner" means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of beneficial interest in the Company or any parent or subsidiary corporation.

          "Units" means units of partnership interest, including one or more classes of profit interests, in the Operating Partnership.

          "Unrestricted Share Award" means an Award of Shares free of any restrictions.

SECTION 2.    ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

        (a)    Administration of Plan.    The Plan shall be administered by the Administrator; provided that any grants of Awards may be made subject to the approval of the Board to the extent deemed advisable for legal or regulatory reasons.

        (b)    Powers of Administrator.    The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

            (i)  to select the individuals to whom Awards may from time to time be granted;

           (ii)  to determine the time or times of grant, and the extent, if any, of Awards granted to any one or more grantees;

          (iii)  to determine the number of Shares to be covered by any Award;

          (iv)  to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

           (v)  to accelerate at any time the exercisability or vesting of all or any portion of any Award;

          (vi)  subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Options may be exercised; and

         (vii)  at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

        All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

        (c)    Delegation of Authority to CEO.    Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator's power and authority with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator may include limitations as to the number of Shares underlying Awards that may be granted during the period of the delegation and/or on the terms of any such Awards. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator's delegate that were consistent with the terms of the Plan. In addition, subject to applicable law, unless the Administrator determines otherwise, in its discretion, the Chief Executive Officer of the Company is authorized to exercise any and all of the Administrator's power and authority with respect to Awards held by individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

        (d)    Award Certificate.    Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company's authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

        (e)    Indemnification.    Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys' fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company's declaration of trust or bylaws or any directors' and officers' liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

        (f)    Foreign Award Recipients.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.    SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

        (a)    Shares Issuable.    The maximum number of Shares reserved and available for issuance under the Plan shall be 3,400,000 Shares, subject to adjustment as provided in Section 3(b). Subject to the overall limitations described below, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Options or Share Appreciation Rights with respect to no more than 1,360,000 Shares may be granted to any one individual grantee during any one calendar year period. Additionally, no more than 3,400,000 Shares shall be issued in the form of Incentive Options. For purposes of these limitations, the Shares underlying any awards that are forfeited, canceled or otherwise terminated (other than by exercise) on or after the Effective Date under this Plan and the Corporate Office Properties Trust Amended and Restated 2008 Omnibus Equity and Incentive Plan (the "2008 Plan") shall be added back to the Shares available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan. In addition, upon exercise of Share Appreciation Rights, the gross number of Shares exercised shall be deducted from the total number of Shares remaining available for issuance under the Plan. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company. In addition, following the Effective Date, no further awards will be granted pursuant to the 2008 Plan.

        (b)    Changes in Shares.    Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change that affects the Shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional Shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger, consolidation, conversion, sale of all or substantially all of the assets of the Company or similar event involving the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, including the maximum number of Shares that may be issued in the form of Incentive Options, (ii) the number of Options or Share Appreciation Rights that can be granted to any one individual grantee and the maximum number of Shares that may be granted under a Performance-Based Award, (iii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Share Award, and (v) the exercise price for each Share subject to any then outstanding Options and Share Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Options and Share Appreciation Rights) as to which such Options and Share Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

        (c)    Termination of Options and SARs in Connection with Mergers and Other Transactions.    In the event of a merger, consolidation, conversion, sale of all or substantially all of the assets of the Company or similar event involving the Company and one or more other entities, at least one of which is not a Subsidiary or other affiliate of the Company, unless otherwise provided in the Award Certificate for a particular Award, the Administrator shall have the right to terminate any or all outstanding Options or Share Appreciation Rights. In the event of such a termination, each Option and Share Appreciation Right that is terminated shall become vested and fully exercisable as of the effective time of such transaction and the Company will take one of the following actions with respect to each such Option and Share Appreciation Right (with the choice among the following options to be made by the Administrator in its sole discretion): (A) make or provide for a payment, in cash or in kind, to the grantee holding such Option or Share Appreciation Right, in exchange for the cancellation thereof, in an amount equal to the excess, if any, of (i) the value of the consideration received or to be received with respect to each Share in such transaction (as determined by the Administrator) multiplied by the number of Shares subject to such Option or Share Appreciation Right (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the per Share amount of such consideration) above (ii) the aggregate exercise price for such Shares pursuant to such Option or Share Appreciation Right; or (B) permit the grantee holding such Option or Share Appreciation Right, within a specified period of time prior to such termination, as determined by the Administrator, to exercise such Option or Share Appreciation Right as of, and subject to, the consummation of the transaction pursuant to which such Option or Share Appreciation Right is to be terminated (to the extent such Option or Share Appreciation Right would be exercisable as of the consummation of such transaction (after taking into account any acceleration hereunder)).

        (d)    Maximum Awards to Non-Employee Trustees.    Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan to any Non-Employee Trustee (other than the Chairman or lead Trustee, if any) in any calendar year shall not exceed $500,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

SECTION 4.    ELIGIBILITY

        Grantees under the Plan will be such full or part-time officers or other employees, Non-Employee Trustees and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion (the "Eligible Grantees").

SECTION 5.    OPTIONS

        Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

        Options granted under the Plan may be either Incentive Options or Non-Qualified Options. Incentive Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Option, it shall be deemed a Non-Qualified Option.

        (a)    Options Granted to Eligible Grantees.    The Administrator in its discretion may grant Options to Eligible Grantees. Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. The Administrator, at the Administrator's discretion, shall have the right to provide the Eligible Grantees with the choice between receiving cash compensation or Options, subject to such terms and conditions as the Administrator may establish.

          (i)    Exercise Price.    The exercise price per Share covered by an Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Option that is granted to a Ten Percent Owner, the option price of such Incentive Option shall not be less than 110 percent of the Fair Market Value on the grant date.

          (ii)    Option Term.    The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date the Option is granted. In the case of an Incentive Option that is granted to a Ten Percent Owner, the term of such Option shall be no more than five years from the date of grant.

          (iii)    Exercisability; Rights of a Shareholder.    Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Option. An optionee shall have the rights of a shareholder only as to Shares acquired upon the exercise of an Option and not as to unexercised Options.

          (iv)    Method of Exercise.    Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company or its designee, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

            (A)  In cash, by certified or bank check or other instrument acceptable to the Administrator;

            (B)  Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of Shares that are not then subject to restrictions under any Company plan. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

            (C)  With respect to Options that are not Incentive Options, by a "net exercise" arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued; provided further, however, that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that Shares are used to pay the exercise price pursuant to the "net exercise; or

            (D)  By the optionee delivering to the Company or its designee a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure.

  Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options may be permitted through the use of such an automated system.

          (v)    Annual Limit on Incentive Options.    To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Option.

SECTION 6.    SHARE APPRECIATION RIGHTS

        (a)    Exercise Price of Share Appreciation Rights.    The exercise price of a Share Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Shares on the date of grant.

        (b)    Grant and Exercise of Share Appreciation Rights.    Share Appreciation Rights may be granted by the Administrator independently of any Option granted pursuant to Section 5 of the Plan.

        (c)    Terms and Conditions of Share Appreciation Rights.    Share Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator.

        (d)    Share Appreciation Rights Term.    The term of each Share Appreciation Right shall be fixed by the Administrator, but no Share Appreciation Rights shall be exercisable more than ten years after the date the Share Appreciation Right is granted.

SECTION 7.    RESTRICTED SHARE AWARDS

        (a)    Nature of Restricted Share Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Share Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Share Award may be contingent on the grantee executing the Restricted Share Award Certificate. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

        (b)    Rights as a Shareholder.    Upon issuance of Restricted Shares, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares, subject to such conditions contained in the Restricted Share Award Certificate. Unless the Company shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Company may prescribe. Notwithstanding the foregoing, cash dividends on Restricted Shares that remain subject to potential forfeiture due to failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date) must be retained by, or repaid by the grantee to, the Company; provided that, to the extent provided for in the applicable Restricted Share Award Certificate or by the Administrator, an amount equal to such cash dividends retained or repaid by the grantee may be paid to the grantee upon the lapsing of such performance-based conditions with respect to such Restricted Shares.

        (c)    Restrictions.    Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Share Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award Certificate is issued if a grantee's employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Share that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee's legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

        (d)    Vesting of Restricted Shares.    The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed "vested."

SECTION 8.    RESTRICTED SHARE UNIT AWARDS

        (a)    Nature of Restricted Share Unit Awards.    The Administrator shall determine the restrictions and conditions applicable to each Restricted Share Unit Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Share Unit Award may be contingent on the grantee executing the Restricted Share Unit Award Certificate. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Each Restricted Share Unit Award, to the extent vested, shall be settled in Shares or, to the extent provided in the relevant Award Certificate, in cash at the time and subject to the conditions applicable to such Award. Each Restricted Share Unit Award that is subject to Section 409A shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

        (b)    Election to Receive Restricted Share Unit Award in Lieu of Compensation.    The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Share Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Unless otherwise provided by the Administrator, any such future cash compensation that the grantee elects to defer shall be converted to a Restricted Share Unit Award for a fixed number of Restricted Share Units based on the Fair Market Value of Shares on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.

        (c)    Rights as a Shareholder.    A grantee shall have the rights as a shareholder only as to Shares acquired by the grantee upon settlement of a Restricted Share Unit Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to a Restricted Share Unit Award, subject to such terms and conditions as the Administrator may determine.

        (d)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee's right in all Restricted Share Unit Awards that have not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.    UNRESTRICTED SHARE AWARDS

        The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Share Award under the Plan. Unrestricted Share Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.    CASH-BASED AWARDS

        The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in cash and in accordance with the terms of the Award as the Administrator determines.

SECTION 11.    PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

        (a)    Performance-Based Awards.    Any Eligible Grantee who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Share Award, Restricted Share Unit Award, Cash-Based Award or other equity-based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

        (b)    Grant of Performance-Based Awards.    With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

        (c)    Payment of Performance-Based Awards.    Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee's Performance-Based Award, and, in doing so, to the extent permitted in the Award Certificate pursuant to which the Performance-Based Award was granted, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

        (d)    Maximum Award Payable.    The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 700,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $10,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 12.    DIVIDEND EQUIVALENT RIGHTS

        (a)    Dividend Equivalent Rights.    A Dividend Equivalent Right may be granted hereunder to any grantee as a component of a Restricted Share Unit Award or Restricted Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the

Award Certificate. A Dividend Equivalent Right shall not be granted hereunder to any grantee as a component of an Option or a Share Appreciation Right. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Restricted Share Unit Award or Restricted Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Restricted Share Unit Award or Restricted Share Award may also contain terms and conditions different from such other Award. Furthermore, a Dividend Equivalent Right granted with respect to an Award subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date), may not be exercisable or payable unless and until the performance-based conditions have been met.

        (b)    Interest Equivalents.    Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents at such rate as is determined by the Administrator, to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

        (c)    Termination.    Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award Certificate is issued, a grantee's rights in all Dividend Equivalent Rights or interest equivalents granted as a component of a Restricted Share Unit Award or Restricted Share Award that has not vested shall automatically terminate upon the grantee's termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 13.    OTHER EQUITY-BASED AWARDS

        The Administrator shall have the right to grant Units or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this Section 13 to be subject to Section 3 and the other provisions of the Plan. Notwithstanding the foregoing, any cash dividends or distributions otherwise payable pursuant to an Award granted pursuant to this Section 13 that remains subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date), must be retained by, or repaid by the grantee to, the Company or the applicable entity granting the Award; provided that, to the extent provided for in the applicable Award Certificate or by the Administrator, an amount equal to such cash dividends or distributions retained or repaid by the grantee may be paid to the grantee upon the satisfaction or lapsing of such performance-based conditions with respect to such Award.

SECTION 14.    TRANSFERABILITY OF AWARDS

        (a)    Transferability.    Except as provided in Section 14(b) below, during a grantee's lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee's legal representative or guardian in the event of the grantee's incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

        (b)    Administrator Action.    Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or trustee) may transfer his or her Awards (other than any Incentive Options) to his or her Family Members for no value or consideration; provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

        (c)    Designation of Beneficiary.    To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee's death. Any such designation shall be on a form provided for that purpose by the Company and shall not be effective until received by the Company in the manner provided in such form. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee's estate.

SECTION 15.    TAX WITHHOLDING

        (a)    Payment by Grantee.    Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company's obligation to deliver evidence of book entry (or Share certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

        (b)    Payment in Shares.    Subject to approval by the Administrator, a grantee may elect to have the Company's tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that to the extent necessary to avoid adverse accounting treatment such share withholding may be limited to the minimum required tax withholding obligation. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld Shares shall be determined in the same manner as the value of Shares includible in income of the grantees.

SECTION 16.    SECTION 409A AWARDS.

        To the extent that any Award is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A (a "409A Award"), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a "separation from service" (within the meaning of Section 409A) to a grantee who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee's separation from service, or (ii) the grantee's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.    TRANSFER, LEAVE OF ABSENCE, ETC.

        For purposes of the Plan, the following events shall not be deemed a termination of employment (or service relationship):

          (a)   a transfer of employment from a Subsidiary to the Company or from the Company to a Subsidiary, or from one Subsidiary to another;

          (b)   an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or

          (c)   any other change in the grantee's employment or service relationship as determined by the Administrator, in its sole discretion, including without limitation, a change from employee to Consultant.

SECTION 18.    AMENDMENTS AND TERMINATION

        The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the grantee's consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Options or Share Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Share Appreciation Rights in exchange for cash, other Awards or Options or Share Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Share Appreciation Rights without shareholder approval. The Board, in its discretion, may determine to make any Plan amendments subject to the approval of the Company's shareholders for purposes of complying with the rules of any securities exchange or market system on which the Shares are listed, ensuring that Incentive Options granted under the Plan are qualified under Section 422 of the Code, or ensuring that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code. Nothing in this Section 18 shall limit the Administrator's authority to take any action permitted pursuant to Section 3(c).

SECTION 19.    STATUS OF PLAN

        With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20.    GENERAL PROVISIONS

        (a)    No Distribution.    The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

        (b)    Delivery of Share Certificates.    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. All Share certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

        (c)    Other Compensation Arrangements; No Employment Rights.    Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

        (d)    Trading Policy Restrictions.    Option exercises and other Awards under the Plan shall be subject to such Company's insider trading policy and procedures, as in effect from time to time.

        (e)    Clawback Policy.    Awards under the Plan shall be subject to the Company's clawback policy, as in effect from time to time, which, as of the Effective Date, includes the Company's Incentive Award Recoupment Policy dated as of March 28, 2012.

SECTION 21.    EFFECTIVE DATE OF PLAN

        This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present. No grants of Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date; provided, however, no grants of Incentive Options may be made hereunder after the tenth anniversary of the date this Plan is approved by the Board.

SECTION 22.    GOVERNING LAW

        This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.

DATE PLAN APPROVED BY BOARD OF TRUSTEES: March 8, 2017

DATE PLAN APPROVED BY SHAREHOLDERS:

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 10, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. CORPORATE OFFICE PROPERTIES TRUST 6711 COLUMBIA GATEWAY DRIVE, SUITE 300 COLUMBIA, MD 21046 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time May 10, 2017. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E20746-P87041-Z69430 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. CORPORATE OFFICE PROPERTIES TRUST The Board of Trustees recommends that you vote "FOR" the listed nominees: 1. Election of Trustees Nominees: For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a) Thomas F. Brady The Board of Trustees recommends you vote "FOR" Proposals 2, 3, 5 and 6 and "1 Year" for Proposal 4. 1b) Stephen E. Budorick For Against Abstain 2. Approve Amendment to Amended and Restated Declaration of Trust Granting Shareholders the Right to Amend Company's Bylaws. Ratification of the Appointment of Independent Registered Public Accounting Firm. 1 Year ! ! 2 Years ! ! 3 Years ! ! Abstain 1c) Robert L. Denton, Sr. 1d) Philip L. Hawkins 3. 1e) Elizabeth A. Hight 4. Vote, on an Advisory Basis, on Frequency of Future Advisory Votes on Named Executive Officer Compensation. ! ! For ! Against ! Abstain 1f) David M. Jacobstein 1g) Steven D. Kesler ! ! ! ! ! ! 1h) C. Taylor Pickett 5. Approval, on an Advisory Basis, of Named Executive Officer Compensation. Approve Adoption of the 2017 Omnibus Equity and Incentive Plan. 6. 1i) Richard Szafranski For address changes and/or comments, please check this box and write them on the back where indicated. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E20747-P87041-Z69430 CORPORATE OFFICE PROPERTIES TRUST Annual Meeting of Shareholders May 11, 2017 9:30 AM This proxy is solicited by the Board of Trustees This proxy is solicited by the Board of Trustees for use at the Annual Meeting on May 11, 2017. The common shares held in this account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" each of the trustees nominated for election in Proposal 1, "FOR" Proposals 2, 3, 5 and 6 and "1 Year" for Proposal 4. By signing the proxy, you revoke all prior proxies and appoint Stephen E. Budorick and Anthony Mifsud, and each of them acting in the absence of the other, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side V.1.1 Address Changes/Comments: